UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2014

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 550, Riuguang Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

Copies to:

Jay M. Kaplowitz, Esq.

David Manno, Esq.

Wei Wang, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

 Explanatory Note

We are filing this Amendment No. 1 to the initial Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2014 (the “Initial Form 8K”, together with the First Amendment, the “Form 8K”), to revise certain disclosure pursuant to a comment letter we received from the SEC regarding the Initial Form 8K.

The changes primarily include:

•	updated Management’s Discussion and Analysis of Results of Operations and Financial Conditions for the three months and nine months ended September 30, 2014 and 2013, the years ended December 31, 2013 and 2012;
•	updated financial statements of Worldwide Media Investments Corp and Subsidiaries for the three and nine months ended September 30, 2014 and 2013;
•	updated the pro forma financial statements by including our financial information for the most recent fiscal year ended October 31, 2014, as presented in our Form 10-K filed November 13, 2014 and Worldwide's financial information for the quarter ended September 30, 2014;
•	updated our top customers for the nine months ended September 30, 2014;
•	removed any reference to Emerging Growth Company;
•	updated related transactions to include the nine months ended September 30, 2014;
•	added a risk factor regarding foreign exchange control risk in Taiwan;
•	revised certain disclosure regarding our E-commerce business;
•	corrected typos in the spelling of names of certain officers and directors;
•	revised the security ownership table to reflect the correct ownership of the principal shareholders and management; and
•	corrected typos on the shareholder names and holdings in the share exchange agreement which is being filed as Exhibit 10.1.

Other than as it relates to the SEC comments, no other changes have been made to the Form 8K. Unless otherwise noted, this Amendment No. 1 speaks as of the original filing date of the Initial Form 8K, and does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way, disclosures made in the original Initial Form 8K. Accordingly, this amendment should be read in conjunction with the Initial Form 8K, as well as our other filings made with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the original filing of the Initial Form 8K.

3

CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only:

•	“we,” “us,” “our company,” “our,” the “Company,” and “NDMT” refer to the combined business of NowNews Digital Media Technology Co. Ltd., its wholly owned Anguilla subsidiaries, Worldwide Media Investments Corp. and Sky Media Investments Co., Ltd., and its majority owned Taiwan subsidiary, NOWnews Network Co., Ltd.

•	“NOWnews” refers to NOWnews Network Co., Ltd., our majority owned Taiwan subsidiary.

•	all references to “New Taiwan dollar,” “NTD,”or “NT$” are to the legal currency of Taiwan; and

•	all references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States.

Amounts may not always add to the totals due to rounding.

Unless otherwise noted, all translations from New Taiwan dollars to U.S. dollars using the exchange rate refers to the exchange rate quoted on http://www.xe.com on November 14, 2014, which was NT$30.7623 to $1.00. We make no representation that the New Taiwan dollars amounts referred to in this Current Report on Form 8-K could have been or could be converted into U.S. dollars at any particular rate or at all.

Item 1.01   Entry into a Material Definitive Agreement.

On November 14, 2014 (the “Closing Date”), NowNews Digital Media Technology Co. Ltd., a Nevada corporation (the “Company”) entered into and closed a share exchange agreement (the “Share Exchange Agreement”), with Worldwide Media Investments Corp., an Anguilla corporation (“Worldwide”), the shareholders of Worldwide, and NOWnews Network Co., Ltd., a Taiwan corporation (“NOWnews”). Pursuant to the Share Exchange Agreement, (i) the Company issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide in exchange for all the issued and outstanding capital stock of Worldwide. Worldwide, through its wholly owned subsidiary, Sky Media Investments Co., Ltd. (“Sky Media”), owns 66% of all the issued and outstanding capital stock of NOWnews (the “Share Exchange”). Immediately following the closing of the Share Exchange, we had a total of 22,412,000 issued and outstanding shares of common stock, of which 6,262,400 shares were beneficially held by Alan Chen. As a result of the Share Exchange, Worldwide and Sky Media become our wholly owned subsidiary and NOWnews is now our majority owned subsidiary in which we indirectly holds 66% of the equity interest. Upon consummation of the Share Exchange, we assumed the business of NOWnews and ceased to be a shell company.

In connection with the Share Exchange Agreement, Alan Chen and his spouse, Chiu-Li Tu, executed a personal guarantee in favor of the Company whereby they jointly and severally guarantee to make a cash payment to the Company in the amount of the net loss from operations of the Company, if any, within 15 business days of the date of the issuance of the audited financial statements of the Company for each of the fiscal years ended December 31, 2014 and 2015.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of the shares of our common stock to the shareholders of Worldwide pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each recipient of the shares certified that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only, in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

DESCRIPTION OF BUSINESS

Overview

Effective on the Closing Date, NOWnews became, indirectly through Worldwide and Sky Media, a majority-owned subsidiary of the Company and the business of NOWnews became the business of the Company.

As a result, we are now, through NOWnews, engaged in creating, collecting and distributing news and information through our website http://www.nownews.com/ and our applications on mobile phones or tablets. We generate revenues primarily from content licensing and advertising and marketing.

Our executive offices are located at 4F No. 550, Riuguang Road, Neihu, District, Taipei City 114, Taiwan and our telephone number at such address is 886287978775 ext. 500.

4

Corporate History and Structure

We were incorporated as Forever Zen Ltd. on March 20, 2010 under the laws of the State of Nevada. On December 13, 2013, we changed our name to Nownews Digital Media Technology Co Ltd. and planned to enter into the business of internet media and news content. Prior to the Share Exchange, we were a development stage company and had not yet realized any revenues from our planned operations.

As a result of the consummation of the Share Exchange on November 14, 2014 as discussed above, NOWnews became, indirectly through Worldwide and Sky Media, a majority-owned subsidiary of the Company and the business of NOWnews became the business of the Company.

Worldwide was incorporated in Anguilla on June 4, 2013 under the Anguilla International Business Companies Act, 2000. Its authorized capital stock is 20,000,000 shares all of which are issued and outstanding.

Sky Media was incorporated under the laws of Anguilla on June 4, 2013. Its authorized capital stock is 20,000,000 shares all of which are issued and outstanding.

NOWnews was incorporated in Taipei City, Taiwan on June 8, 2006. Its authorized capital stock is 20,000,000 shares of which 12,070,000 shares are issued and outstanding.

NOWnews owns 55% of the equity interest of Nownews International Marketing Co., Ltd, a Taiwan corporation (“Nownews International”), primarily engaged in sales of advertising spaces in its own newspapers. The operation of Nownews International was terminated in December 2013.

The diagram below illustrates our corporate structure following the Share Exchange.

Principal Services

We generate our revenues primarily from online advertising and marketing services and news content licensing.

Advertising and Marketing

Our advertising product offerings consist of banner, button, text-link and video advertisements that appear on pages within our website, and advertising campaign design and management services. Our primary advertising and sponsorship client base for advertising and sponsorships includes international and local companies. We offer brand advertising services in display formats on our website as well as performance-based online marketing solutions, such as promoted feeds on mobile or tablet. Display advertising comprises the text, images and other interactive ads that run across the web on computers and mobile devices, including content specially formatted to be displayed on smartphones, tablets and other mobile personal digital devices.

We also provide advertising campaign design and management services for a fee. Our services include design and implementation of marketing and advertising projects consisting of content advertising through publishing topic news and experience articles, pop-up or embedded advertisements on our website or applications, creation of visual/mobile/audio advertisement, etc. Through these services, we help our clients establish their corporate image and brand and market their products.

5

News Content Licensing

We have our own team comprising journalists and editors who produce over 350 news articles/reports on a daily basis, covering real-time diversified news including politics, finance, life, technology, sport, entertainment, travel and others. Besides, NOWnews also licenses its self-created news content to major portals and corporate partners with more extensive news network, such as Yahoo Hong Kong, Yahoo Taiwan, MSN Taiwan, Yam, Sina Taiwan, Taiwan Mobile, Chunghwa Telecom, Far EasTone Telecommunications Co. Ltd., Vibo Telecom, etc.

Historically, we provided editing services to customers including selecting, sorting, editing news for other website operators such as Yahoo Taiwan. We ceased this service in December 2013 because this service was not profitable. In addition, we used to provide film/video editing services and licensed copyrights to a related party, Chunghwa Wideband Best Network Co., Ltd., and stopped in later 2013.

E-Commerce

We started our E- commerce business in July 2012 when we partnered with some online shopping websites and received commissions for diverting our website traffic to these shopping websites. We launched our E-commerce platform, NOWshopping, in March 2013 and engaged in the online sales of electronic products including electronics and computers, appliances etc. However, we suspended this line of business in April 2014 due to continuous losses.  We are currently in the process of evaluating and adjusting this line of business and may resume operation in 2015.

Seasonality

We have experienced seasonality in our online advertising business. Historically, the periods from May through August and from November to January have seen increase of more than 20% in advertising revenues due to the summer break and the winter holiday season. February has historically been the worst month for our advertising business as it is after the Lunar New Year holidays when advertising revenues are generally down nationwide. Past performance may not be indicative of future trends, as the mix of advertising industry sectors, which may have different seasonality factors, may shift from quarter to quarter. There is no seasonality in its licensing business.

Major Customers

For the fiscal year ended December 31, 2012, our top three customers and their respective sale amount are as follows:

Name	Sales ($)	Percentage of Total Revenue
Yahoo Taiwan Inc.	$346,050	11.36%
Chunghwa Wideband Best Network Co., Ltd.	$303,384	9.96%
Google Inc.	$143,972	4.73%

For the fiscal year ended December 31, 2013, our top three customers and their respective sale amount are as follows:

Name	Sales ($)	Percentage of Total Revenue
Yahoo Taiwan Inc.	$508,394	15.54%
Zenithoptimedia Co., Ltd.	$210,445	6.43%
Chunghwa United Co., Ltd.	$150,732	4.61%

For the nine months ended September 30, 2014, our top three customers and their respective sale amount are as follows:

Name	Sales ($)	Percentage of Total Revenue
Yahoo Taiwan Inc.	$170,446	8.61%
Google Inc.	$118,326	5.97%
Guoshi Partners Co.	$98,182	4.96%

Employees

As of the date of this report, we have 89 employees, all of whom are full-time and are based in Taiwan. The breakdown of our employees based on departments is set forth below:

Department	Number of Employees
Management	2
Business Management	10
E-Commerce	2
Visual Design	6
Innovation and Development	5
Sales and Marketing	16
News	45
Planning Center	3

6

There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

Regulation

Regulatory Authorities

We are subject to the supervision of the National Communications Commission of Republic of China (the “NCC”). The NCC was established in March 2006.

Permits, Licenses and Approvals

Pursuant to the Provisions on Broadcasting and Television Program Supply, to obtain the permit to engage in broadcasting and TV program supply business, we are required to meet two criteria: (i) minimum registered capital of NT$1,200,000 and (ii) minimum office area of approximately 538 square feet. The operating permit should be obtained from Ministry of Culture before we apply for the business license for regular companies. As of the date of this report, NOWnews has obtained the approval for (i) production and distribution of radio and TV programs and (ii) radio and TV advertisement.

We believe we have all requisite permits, approvals and licenses to conduct our businesses.

Rating of Internet Content

The Regulations for the Rating of Internet Content was abolished by the NCC in 2012. At present, the rating of internet content is governed by Article 46 of the Protection of Children and Youths Welfare and Rights Act (last amended on January 22, 2014), which requires that all internet platform providers adopt their own rules implementing “clear and practicable” protection measures in accordance with the internet content supervisory institutions engaged by the NCC and other relevant authorities to prevent youth and children from having access to harmful internet contents. An internet platform provider is required to restrict children and youths from having access to internet content upon the relevant authority’s notification that such internet contents may be harmful or that such internet platform provider failed to implement “clear and practicable” protection measures.

Personal Data Protection Act

On May 26, 2010, the President of the Republic of China announced the amendment of the Personal Information Protection Act, or PIPA, which replaced the former Computer-Processed Personal Data Protection Act, or CPPDPA, and became fully effective on October 1, 2012, except for its Articles 6 and 54 that await further determination by the Executive Yuan. Under the PIPA, every individuals or governmental or non-governmental agencies, including us, should be subject to certain requirements and restrictions for collecting, processing or using personal data. The definition of “personal data” is extended to cover a broad scope, including name, birthday, ID, special features, fingerprints, marriage status, family, education, occupation, medical records, medical history, generic information, sex life, health examination report, criminal records, contact information, financial status, social activities, and any other data which is sufficient to directly or indirectly identify a specific person. If we fail to comply with the PIPA, we may be subject to serious punishment for civil claims, criminal offenses and administrative liabilities: the ceiling of the aggregate compensation amount for damages payable in a single case will be up to NT$200 million or the actual value of loss arising from our violation provided the amount of actual value of such loss is higher than NT$200 million; the defendant may be subject to an imprisonment of up to five years; and the penalty for administrative liabilities will be up to NT$500,000 for each violation, and may be imposed consecutively if such violation continues.

Foreign Investment

Pursuant to the provisions of the Statute for Investment by Foreign Nationals, there are only a few industries where foreign investments are restricted. None of the businesses of NOWnews fall under the restricted industries. Therefore, there is no restriction on foreign ownership in NOWnews. However, Taiwan restricts investments by the PRC nationals. In accordance with the Rules on Investment Permit by Nationals from the People’s Republic of China, only certain industries are open to the PRC nationals. The following businesses of NOWnews are open to the PRC nationals: Online and catalog shopping, non-store retail, portal website operation, data processing, website management and related services.

News Regulation

As a news generator, we are subject to regulations on contents of news. We are prohibited from creating or distributing certain news including but not limited to the following:

•	News that damages people’s reputation
•	News that invades people’s privacy
•	News that involves information on national defense
•	News that might influence judicial proceedings

7

Depending on the circumstances, in the event of violation of any of the foregoing restrictions, we may be subject to fines or criminal liabilities. In addition, we need to comply with requirements on news regarding election, public polls, and pharmaceuticals, etc.

Regulation on Advertisement

Companies are prohibited from using false or misleading advertising language and advertising agencies cannot help its clients design or create untrue or misleading advertisements. Otherwise, the agencies may be subject to the same liabilities as their clients.

Foreign Exchange

Foreign exchange regulation in Taiwan is primarily governed by the Ordinance of Foreign Exchange Administration, latest amended on April 29, 2009 (the “Foreign Exchange Ordinance”). Under the Foreign Exchange Ordinance, foreign exchange refers to foreign currency, bills and marketable securities. The authority managing the administration of foreign exchange is Ministry of Finance of Republic of China, while the authority managing the practical operation of foreign exchange business is Central Bank of Republic of China. The Foreign Exchange Ordinance also specifies the allocated power of Ministry of Finance and Central Bank, respectively. To the extent that any foreign exchange receipts, payments or transactions reach the threshold of NT$500,000 ($16,653) or equivalent in foreign currency, it must be reported to the Central Bank or its designated authorities. Upon incurrence of any of the following events, the State Council of Republic of China may determine and announce that for a period of time, to close the foreign exchange market, suspend or restrict all or partial foreign exchange payment, order a mandatory sale or deposit of all or partial foreign exchange into a designed bank, or dispose in any other manner as it deems necessary:

•	the disorder in domestic or international economy to the detriment of the stability of Taiwan’s economy; or
•	Taiwan suffers serious trade deficit.

Tax

The current principal regulations governing tax in Taiwan include the following:

•	Income Tax Law, latest amended on January 8, 2014;
•	The Implementation Rules of Income Tax Law, latest amended on August 26, 2013;
•	Value-Added and Non-Value-Added Business Tax Law, latest amended on January 8, 2014; and
•	The Implementation Rules of Value-Added and Non-Value-Added Business Tax Law, latest amended on March 6, 2012.

Under the Income Tax Law, there are two kinds of income tax, comprehensive income tax for individuals and income tax for enterprises operating for profit, respectively.

Individuals who have income with a source within Taiwan must pay comprehensive income tax on their income sourced within Taiwan; while non-resident individuals having income with a source within Taiwan, except otherwise provided in the Income Tax Law, shall pay tax based on the amount attributable to the sources of their income.

The enterprise with head office located in Taiwan shall pay profit-seeking income tax on its global income both within and outside Taiwan; while the enterprises with head office outside Taiwan shall only pay profit-seeking income tax on its business income sourced from within Taiwan.

Rate of Income Tax

The individual comprehensive income tax exemption threshold is NT$60,000 ($1,998) per person per year. Any income beyond such exemption threshold is subject to a progressive tax rate ranging from 5% to 40%.

With respect to enterprises operating for profit, the exemption threshold is NT$120,000 ($3,997). Any income beyond such exemption threshold is subject to 17% tax rate on its taxable income.

Sale of goods or service, import of goods in Taiwan are subject to a Value-Added or Non-Value-Added Business Tax. The Rate of business tax, except as otherwise stipulated in the relevant tax law, ranges from 5% to 10% as determined by the State Council of Taiwan.

Enforceability of Judgments in Taiwan

All of our directors and executive officers named in this report are residents of Taiwan and substantially all of our assets and the assets of those persons are located in Taiwan. As a result, it may not be possible for investors to effect service of process upon us or those persons outside of Taiwan, or to enforce against them judgments obtained in courts outside of Taiwan. Any final judgment obtained against us in any court other than the courts of the Republic of China in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the Republic of China without further review of the merits only if the court of the Republic of China in which enforcement is sought is satisfied that:

8

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the Republic of China;

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the Republic of China;

•	if the judgment was rendered by default by the court rendering the judgment, we, or our officers and directors, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the Republic of China; and

•	judgments at the courts of the Republic of China are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

A party seeking to enforce a foreign judgment in the Republic of China would be required to obtain foreign exchange approval from the Central Bank of the Republic of China (Taiwan) for the payment out of Taiwan of any amounts recovered in connection with the judgment denominated in a currency other than NT dollars if a conversion from NT dollars to a foreign currency is involved.

Market Opportunities

Our current primary focus is on the Taiwan market. The success of our business is tied to the size and vitality of Taiwan’s economy. According to the World Bank, Taiwan’s gross domestic product in 2013 grew 3.74% year over year to 489.21 billion US dollars and the gross national income per capita is $20,910 in 2013.

Taiwan has one of the most advanced telecommunications networks in Asia. With excellent telecommunications infrastructure in place and the innovative use of breakthrough information technologies, Taiwan continues to be well placed to drive both mobile and data communications services. As reported by the International Telecommunication Union, the number of Internet users in Taiwan reached 18.69 million as of December 31, 2013. In 2013, the total broadband penetration had been lifted to over 100% when considering both fixed-line and mobile services. The proportion of the population who are internet users had reached 80% coming into 2014. There has been a rapid transition to 3G with these subscribers accounting for almost 90% of the total mobile subscriber base by the end of 2013. The increasing user base and high penetration of internet access makes Taiwan an attractive market for our company to expand our product offerings and to grow our revenue streams.

Competition

The market for Web sites offering online content and services targeting the global Chinese community is competitive and we expect competition to increase in the future. Many of the companies attempting to address this market offer portal, content and e-commerce services. The following table lists the Chinese-language Web sites that we believe are currently our primary competitors in Taiwan:

•	udn.com
•	appledaily.com.tw
•	Chinatimes.com
•	ltn.com.tw
•	ettoday.net

As internet usage in Mainland China, Hong Kong, Macau and Taiwan (collectively, the “Greater China”) increases and the Greater China market becomes more attractive to advertisers and for conducting fee-based services, large global competitors, such as Facebook, LinkedIn, Google, Twitter, Line, Kakao and WhatsApp, may increasingly focus their resources on the Greater China market. We cannot assure you that we will succeed in competing against the established and emerging competitors in the market. The increased competition could result in reduced traffic, loss of market share and revenues, and lower profit margins.

Our ability to compete successfully depends on many factors, including the quality of our content, the breadth, depth and ease of use of our services, our sales and marketing efforts and the performance of our technology. See also our discussion of competition under the “Risk Factors.”

Competitive Strength

We provide online content and services for the global Chinese community with a focus on Taiwan, including but not limited to informational features, social media and social networking services as well as other fee-based services. This industry can be characterized as highly competitive and rapidly changing due to the fast growing market demand. Barriers to entry are relatively low, and current and new competitors can launch new websites or services at a relatively low cost. Many companies offer various content and services targeting this community that compete with us. Many of our competitors have greater financial resources, a longer history of providing online services, a larger and more active user base, more established brand names and currently offer a greater breadth of products that may be more popular than our online offerings. However, we believe that we possess the following competitive strengths that enable us to compete effectively:

9

•	We have an outstanding editorial team which produces hundreds of news on a daily basis, covering real-time diversified news including politics, finance, life, technology, sport, entertainment, travel and others. Besides, we license our self-created news content to major portals and corporate partners with a stable and extensive news network. We believe this is very critical to attract readers and increase traffic volume of our website.

•	We have been focusing on new media operations and interaction with its members and fans. We believe we are the first news media which opened official accounts on LINE and WeChat, two very popular mobile messengers in Asia and created NOWnews fan group on Facebook.

•	With the growing popularity of mobile devices, We are the first to develop applications on mobile devices offering users real-time news anywhere at any time. The current daily traffic on our website exceeds 14 million and is mobile website has a daily traffic volume of approximately 4 million.

•	We have won numerous awards and is highly recognized and rated among our peers. Recognition and awards include

o	14th among the top 100 websites in Taiwan in the survey conducted by comScore
o	18th on the “Top 100 Hottest Websites in Taiwan” and first among the original news websites by Digital Times in 2014
o	22th on the “Top 100 Most Popular Fan Clubs in Taiwan” by Digital Times in 2013
o	The Seventh and Eighth Quality Journalism Awards by the Ministry of the Interior of Taiwan
o	The 13th Cross-Strait News Reporting Award – Citizen News
o	The 2011 Excellent Alliance Partners by Yahoo Shopping Center

•	We are not only committed to the provision of quality news content, but also have ventured into the e-commerce business. We started trial operation of NOWshopping, an online shopping mall, in 2013. Despite that we have incurred continuous loss in the past and temporarily suspended our E-commerce business, we believe the existing membership base and high daily traffic volume on our website will put us in a very favorable position for online shopping business, particularly after we adjust our operating strategy for E-commerce business and re-launch it in the near future.

•	We have a very large member base, which includes approximately 1.6 million members, 320,000 shopping members, 160,000 Facebook fans and 700,000 LINE subscribers and 100,000 Wechat subscribers. We believe this member base will keep increasing and we will leverage this membership base to our business.

•	The PRC implements strict control over the media. However, we are the only Taiwan internet media to which the PRC residents have full access – this, we believe, provides us with access to a very large potential reader base and tremendous business opportunities. Currently, approximately 7% of our traffic is from the PRC. Through our platform, we can build a cross-strait service system where we can promote Taiwan’s services or products to readers in the PRC. However, PRC regulatory authorities may find the contents on our website/mobile applications objectionable and block users in China from accessing our website and/or mobile applications. See our discussion in the “Risk Factors” section.

Technology Infrastructure

Our operating infrastructure is designed to serve and deliver hundreds of millions of page views a day to our users. This scalable infrastructure allows our users to access our products and services quickly and efficiently, regardless of their geographical location. Our infrastructure is also designed to provide high-speed access by forwarding queries to our Web hosting sites with greater resources or lower loads. Our Web pages are generated, served and cached by servers hosted at various co-location Web hosting sites in Taiwan and the United States.

Our servers run on our own web-based platforms. These servers are maintained at Amazon in the United States and our offices in Taiwan. We believe that our hosting partners provide significant operating advantages, including an enhanced ability to protect our systems from power loss, break-ins and other potential external causes of service interruption. They provide continuous customer service, multiple connections to the Internet and a continuous power supply to our systems. In addition, we conduct online monitoring of all our systems for accessibility, load, system resources, network-server intrusion and timeliness of content.

Sales and Marketing

We enhance our brand images and visibility through participating in various public events, exchanging resources with other companies, and establishing partnership with other media companies. In addition, we focus on keyword marketing and search engine optimizing to increase the search ranking of our news content.

Research and Development

We do not have an in-house research and development (“R&D”) team but utilizes the R&D personnel and facilities of Chunghwa United Holding Group, a related company for technical support. For the fiscal years ended December 31, 2012 and 2013, we did not incur any R&D expenses.

10

Currently, we focus on (i) developing the Drupal platform to host ourwebsite and (ii) using Drupal to build daily news from personal blogs and company applications. Drupal is an open source content management platform powering millions of websites and applications. It’s built, used, and supported by an active and diverse community of people around the world and has thousands of add-on modules and designs available for us to build and improve our website.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See also our discussion of protection of our intellectual property under the “Risk Factors.”

Patents

We have the following patents as of the date of this report:

Patent Name	Type	Jurisdiction	Valid Period	Certificate No.
Portable multimedia sharing device	Utility Model	Taiwan	May 11, 2011 – September 15, 2020	M403695
Multimedia device with embedded multimedia information	Utility Model	Taiwan	May 21, 2012 – September 26, 2021	M429933
Information browsing system	Utility Model	Taiwan	April 11, 2012 – September 29, 2021	M426832
Multimedia file with embedded information	Utility Model	The PRC	May 11, 2011 – September 15, 2020	2495374

Trademarks

As of the date of this report, we have registered an aggregate of 17 trademarks in various categories and are in the process of applying for an additional four trademarks in Taiwan and the PRC. Set forth below is a list of our trademarks:

Trademarks	Jurisdiction	Valid Period		Categories
		From	To
	Taiwan	2005/6/16	2015/6/15	16, 41
	Taiwan	2008/2/1	2018/1/31	35, 41

		2007/12/1	2017/11/30	38, 42

	Taiwan	2008/4/1	2018/3/31	9
		2008/2/16	2018/2/15	16, 35,42

		2008/9/1	2018/8/31	38, 41

11

Trademarks	Jurisdiction	Valid Period		Categories
		From	To
	Taiwan	2008/12/16	2018/12/15	9, 16, 35, 38, 41

	Taiwan	2010/2/16	2020/2/15	9, 16, 38, 41
		2010/4/16	2020/4/15	35
	Taiwan	2010/4/16	2020/4/15	35
		2010/2/16	2020/2/15	38
	Taiwan	2011/2/1	2021/1/31	9,16, 35, 38, 41
	Taiwan	2011/9/16	2021/9/15	9, 16, 35, 38, 41
	Taiwan	2013/2/1	2023/1/31	35

12

Trademarks	Jurisdiction	Valid Period		Categories
		From	To
	Taiwan	2013/8/1	2023/7/31	16
		2013/11/16	2023/11/15	35, 41

	Taiwan	2013/8/16	2023/8/15	35
	Taiwan	2014/7/16	2024/7/15	41
	The PRC	2010/1/21	2020/1/20	9
		2010/2/21	2020/2/20	16
		2010/7/14	2020/7/13	35,41, 42

		2010/4/28	2020/4/27	38
	The PRC	2010/6/21	2020/6/20	16
	The PRC	2012/2/7	2022/2/6	16
	The PRC	2010/5/21	2020/5/20	9
		2010/6/21	2020/6/20	16
		2010/8/28	2024/8/27	35, 41
	The PRC	2013/12/14	2023/12/13	9
		2012/4/14	2023/12/13	16
		2014/5/7	2024/5/6	35
		2014/2/7	2024/2/6	41

13

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

We are subject to the risks associated with operating in an evolving market.

As a company operating in the rapidly evolving online and digital communications market, we face numerous risks and uncertainties. Some of these risks relate to our ability to:

•	continue to attract users to remain with us and use our website and mobile applications as the primary means of obtaining news information switches from personal computers to mobile phones or other portable devices;
•	continue to attract a larger audience to our matrices of Chinese-language content and services by expanding the type and technical sophistication of the content and services we offer;
•	develop a sufficiently large customer base for our content licensing as well as advertising and marketing services;
•	increase the revenues derived from our licensing, advertising and marketing businesses;
•	attract and retain qualified personnel; and
•	effectively control our increased costs and expenses as we expand our businesses.

We are relying on advertising as a significant portion of our revenues, but the online advertising industry is subject to many uncertainties, which could cause our advertising revenues to decline.

The online advertising industry is rapidly evolving in Taiwan. Many of our current and potential advertisers have limited experience with the Internet as an advertising and marketing medium, have not traditionally devoted a significant portion of their advertising and marketing expenditures or other available funds to web-based advertising and marketing, and may not find the internet to be effective for promoting their products and services relative to traditional print and broadcast media. We may not be successful in attracting new advertisers, convincing our current and potential advertisers to increase their budgets for online advertising and marketing or securing a significant share of those budgets. If the internet does not become more widely accepted as a medium for advertising and marketing, our ability to generate additional revenues could be negatively affected. Our ability to generate significant advertising and marketing revenues will depend on a number of factors, many of which are beyond our control, including but not limited to:

14

•	the development and retention of a large base of users possessing demographic characteristics attractive to advertisers;
•	the maintenance and enhancement of our brands in a cost-effective manner;
•	increased competition and potential downward pressure on online advertising and marketing prices and limitations on web page space;
•	changes in government policy that curtail or restrict our online advertising and marketing services or content offerings or increase our costs associated with policy compliance;
•	the acceptance of online advertising and marketing as an effective way for advertisers to market their businesses;
•	advertisers’ preferences for new online advertising and marketing formats, products or business models offered by other competitors and our ability to provide similar or competing new formats, products and solutions;
•	the development of independent and reliable means of verifying levels of online advertising and traffic; and
•	the effectiveness of our advertising delivery, tracking and reporting systems.

If there is a downturn in advertising and marketing spending, especially in these sectors, our results of operations, cash flows and financial condition and our share price could suffer. Our growth in advertising and marketing revenues will also depend on our ability to increase our network and develop new offerings, such as those tied to video content, mobile environment and user-generated content in social media environments. If we fail to increase our advertising and marketing services, our growth in advertising and marketing revenues could be hampered and our share price may drop significantly.

We face intense competition that could reduce our market share and adversely affect our financial performance.

There are many companies that distribute online content and services targeting Internet users in Taiwan. We compete with such distributors for user traffic, advertising dollars, potential partners and mobile services. Competition is intense and expected to increase significantly in the future because there are no substantial barriers to entry in our market. Also, as internet usage in Greater China increases and the Greater China market becomes more attractive to online advertisers and for conducting fee-based services, large global competitors, such as Facebook, Twitter, Line, Kakao and WhatsApp, may increasingly focus their resources on the Greater China market.

We compete with our peers and competitors primarily on the following basis:

•	technological advancements;
•	attractiveness of our website and mobile applications;
•	brand recognition;
•	volume of traffic and users;
•	quality of website, mobile applications and content;
•	strategic relationships;
•	quality of our advertising and marketing services;
•	talented staff; and
•	pricing.

Many of our competitors in the online markets for advertising and marketing have certain competitive advantages over us including:

•	greater brand recognition among Internet users and clients;
•	better products and services;
•	larger user and customer bases;
•	more extensive and well developed marketing and sales networks; and
•	substantially greater financial and technical resources.

We cannot assure you that we will succeed in competing against the established and emerging competitors in the market. The increased competition could result in reduced traffic, loss of market share and revenues, and lower profit margins.

Our business is highly sensitive to the strength of our brands in the marketplace, and we may not be able to maintain current or attract new users, customers and strategic partners for our website and mobile applications as well as advertising and marketing services if we do not continue to increase the strength of our brands and develop new brands successfully in the marketplace.

Our operational and financial performance is highly dependent on our strong brands in the marketplace. Such dependency will increase further as the number of internet and mobile users as well as the number of market entrants in Greater China grows. In order to retain existing and attract new internet users, advertisers, mobile customers and strategic partners, we may need to substantially increase our expenditures to create and maintain brand awareness and brand loyalty. Consequently, we will need to grow our revenues at least in the same proportion as any increase in brand spending to maintain our current levels of profitability.

15

Increases in competition and market prices for professionally produced content may have an adverse impact on our financial condition and results of operations.

Competition for quality content for online advertising is intense in Taiwan and Greater China. Our competitors include well-capitalized companies, both private and newly listed companies, many of whom operate on a net-loss basis, as well as well-established companies that have user traffic greater than ours. If we are unable to secure a large portfolio of professionally produced quality content due to prohibitive cost, or if we are unable to manage our content acquisition costs effectively and generate sufficient revenues to outpace the increase in content spending, our website traffic, financial condition and results of operations may be adversely affected.

The expansion of advertisement blocking measures may result in a decrease of advertising revenues.

The development of software and mobile applications that block advertisements before they appear on a user’s screen may hinder the growth of online and digital advertising. Since our advertising revenues are generally based on user views, the expansion of advertisement blocking software and mobile applications may decrease our advertising revenues. As a result, such advertisements will not be tracked as a delivered advertisement. In addition, advertisers may choose not to advertise on the Internet, our websites or applications because of the expansion of advertisement blocking measures. In addition, increasing numbers of browsers include technical barriers designed to prevent consumer tracking such as trailing browsing history, which may also adversely affect the growth of online and digital advertising.

If we fail to detect significant fraudulent click-through, we could lose the confidence of our search customers and our search revenues could decline.

Our search business is exposed to the risk of click-through fraud on our paid search results. Click-through fraud occurs when a person clicks paid search results for a reason other than to view the underlying content of search results. If we fail to detect significant fraudulent clicks or otherwise are unable to prevent significant fraudulent activity, the affected search customers may experience a reduced return on their investment in our pay-for-click services and lose confidence in the integrity of our pay-for-click service systems, and we may have to issue refunds to our customers. If this happens, we may be unable to retain existing customers and attract new customers for our pay-for-click services, and our search revenues could decline. In addition, affected customers may also file legal actions against us claiming that we have over-charged or failed to refund them. Any such claims or similar claims, regardless of their merits, could be time-consuming and costly for us to defend against and could also adversely affect our search brand and our search customers’ confidence in the integrity of our pay-for-click service systems.

If we fail to establish and maintain relationships with content or infrastructure providers, we may not be able to attract and retain users.

In addition to reliance upon our reporters, editors and staff, we rely on a number of third party relationships to provide high-quality news, video, audio and text content in order to make our websites and mobile applications more attractive to users and advertisers. Our arrangements with content providers are usually short-term and our content providers may increase the fees they charge us for their content. This trend would increase our costs and operating expenses and could adversely affect our ability to obtain content at an economically acceptable cost. Except for the exclusive content, much of the third party content provided to our websites is also available from other sources or may be provided to other Internet companies. If other Internet companies present the same or similar content in a superior manner, it would adversely affect our user traffic.

Our business also depends significantly on relationships with infrastructure providers. Our competitors may establish the same relationships as we have, which may adversely affect us. We may not be able to maintain these relationships or replace them on commercially attractive terms.

Changes in technology may render our current technologies obsolete or require us to obtain licenses for introducing new services or make substantial capital investments, financing for which may not be available to us on favorable commercial terms or at all.

The Taiwan telecommunications industry has been characterized by rapid increases in the diversity and sophistication of the technologies and services offered. As a result, we expect that we will need to constantly upgrade our telecommunications technologies and services in order to respond to competitive industry conditions and customer requirements. Developments of new technologies have rendered some less advanced technologies unpopular or obsolete. If we fail to develop, or obtain timely access to, new technologies and equipment, or if we fail to obtain the necessary licenses to provide our content using these new technologies, we may lose our customers and market share and become less profitable.

In addition, the cost of implementing new technologies, upgrading our networks or expanding capacity could be significant. In particular, we have made and will continue to make substantial capital expenditures in the near future in order to effectively respond to technological changes, such as the continued expansion of our fiber optic networks. To the extent these expenditures exceed our cash resources, we will be required to seek additional debt or equity financing. Our ability to obtain additional financing on favorable commercial terms will depend on a number of factors. These factors include our financial condition, results of operations, cash flows and the prevailing market conditions in the domestic and international telecommunications industry, the cost of financing and conditions in the financial markets, and the issuance of relevant government and other regulatory approvals. Any inability to obtain funding for our capital expenditures on commercially acceptable terms could jeopardize our expansion plans and materially and adversely affect our business prospects and future results of operations.

16

If new technologies adopted by us do not perform as expected, or if we are unable to effectively integrate new technologies in a commercially viable manner, our revenue growth and profitability will decline.

We are constantly evaluating new growth opportunities in our industry. Some of these opportunities involve new digital platform technologies for which there are no proven markets, and may not develop as expected. These new technologies may not perform as expected or generate an acceptable rate of return. In addition, we may not be able to successfully develop new technologies to effectively and economically deliver our advertising or marketing services, or be able to compete successfully in the delivery of our news content based on or through new technologies. Furthermore, the success of our mobile applications is substantially dependent on the mobile applications developed by third-party developers. These applications may not be sufficiently developed to support our content and/or advertising and marketing services. If we are unable to deliver commercially viable services or applications based on the new technologies that we adopt, our financial condition and results of operations may be materially and adversely affected.

Our growth may cause significant pressures upon our operational, administrative and financial resources.

Our operational, administrative and financial resources may be inadequate to sustain the growth we want to achieve. As the demands of our users and the needs of our customers change, the number of our users and volume of online advertising increase, requirements for maintaining sufficient servers to provide high-definition online video and mobile activities increase, we will need to increase our investment in our network infrastructure, facilities and other areas of operations. If we are unable to manage our growth and expansion effectively, the quality of our advertising and marketing services could deteriorate and our business may suffer. Our future success will depend on, among other things, our ability to:

•	adapt our services and maintain and improve the quality of our services;
•	protect our website from hackers and unauthorized access;
•	continue training, motivating and retaining our existing employees and attract and integrate new employees; and
•	develop and improve our operational, financial, accounting and other internal systems and controls.

Our operating company maintains its books and records in accordance with the Taiwan GAAP and, as a result, it involves a risk of accuracy when our personnel convert the financial statements to U.S. GAAP.

Our operating company in Taiwan maintains its books and records in accordance with the generally accepted accounting principles in Taiwan (“Taiwan GAAP”). We do not retain an outside accounting firm or consultant to prepare our financial statements or to evaluate our internal controls over financial reporting. Our Financial Manager prepares the U.S. GAAP financial statements and converts the financial statements prepared under Taiwan GAAP into U.S. GAAP. Our CFO is responsible for supervising the preparation of our financial statements under Taiwan GAAP and for reviewing such financial statements to ensure their accuracy and completeness. In addition, he is responsible for reviewing the adjustments made to the financial statements to convert them into U.S. GAAP for SEC reporting requirements.

Our company is at the early stage of adopting necessary financial reporting concepts and practices, including strong corporate governance, internal controls and, computer, financial and other control systems. Most of our accounting and finance staff are not educated and trained in U.S. GAAP and SEC reporting requirements, and we may have difficulty hiring new employees in Taiwan with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet SEC reporting requirements. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Due to the rapidly evolving market in which we operate, we cannot predict whether we will meet internal or external expectations of future performance.

Our primary market is in Taiwan, where the internet industry is rapidly evolving and new products, new business models and new players emerge from time to time. In addition, regulatory changes can have an unexpected and significant impact on many aspects of our business. In the past, we have experienced high growth rates in our two main lines of business in advertising and marketing, and there may be expectations that these growth rates will continue.

17

We believe our future success depends on our ability to significantly grow our revenues from new and existing products, business models and sales channels. However, market data on our business, especially on new products, business models and sales channels, are often limited, unreliable or nonexistent. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in a fast changing market where there are abundant private and public capital to support competing new product developments, new business models and new companies. These risks include our ability to:

•	offer new and innovative mobile applications;
•	attract and retain users and advertisers;
•	react quickly and effectively to regulatory changes;
•	generate revenues from our advertising business;
•	respond effectively to competitive pressures and address the effects of strategic relationships or corporate combinations among our competitors;
•	attract customers to our advertising and marketing services;
•	maintain our current, and develop new, strategic relationships;
•	increase awareness of our brand and continue to build user loyalty;
•	attract and retain qualified managerial and other talented employees;
•	upgrade our technology to support increased traffic and expanded services;
•	expand the content and services on our network, secure premium content and increase network bandwidth in a cost-effective manner; and
•	develop a sufficiently large customer and user base and monetization models for our advertising and marketing services to recover its development costs, network expenditures and marketing expenses and eventually achieve profitability.

We may not be able to adequately protect our intellectual properties, and we may be subject to intellectual property infringement claims or other allegations by third parties for services we provide or for information or content displayed on, retrieved from or linked to our websites, or distributed to our users, which may materially and adversely affect our business, financial condition and prospects.

We rely on a combination of copyright, patent and trademark laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual properties. Monitoring unauthorized use of our products is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual properties, particularly in countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

Companies in the internet, technology, and media industries are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of other parties’ rights. The validity, enforceability and scope of protection of intellectual property rights in internet-related industries are uncertain and still evolving. As we face increasing competition and as litigation becomes more common in our industry, we face a higher risk of being the subject of intellectual property infringement claims.

Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Such claims, even if they do not result in liability, may harm our reputation. Any resulting liability or expenses, or changes required to our websites to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.

Privacy concerns may prevent us from selling demographically targeted advertising in the future and make us less attractive to advertisers.

We collect personal data from our user base in order to better understand our users and their needs and to help our advertisers target specific demographic groups. If privacy concerns or regulatory restrictions prevent us from selling demographically targeted advertising, we may become less attractive to advertisers. For example, as part of our future advertisement delivery system, we may integrate user information such as advertisement response rate, name, address, age or email address, with third-party databases to generate comprehensive demographic profiles for individual users.

We do not have business insurance coverage, including director and officer liability insurance.

We do not have any business liability or disruption insurance coverage for our operations, and we do not yet have director and officer liability insurance. Any business disruption, litigation or natural disaster may cause us to incur substantial costs and divert our resources.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert NTD into foreign currencies and, if NTD were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan uses the New Taiwan Dollar as the functional currencies. The majority of our revenues derived and expenses incurred are in NTD with a relatively small amount in U.S. dollars. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the NTD depends to a large extent on Taiwanese government policies, domestic and international economic and political developments as well as supply and demand in the local market.

18

We depend on select personnel and could be affected by the loss of their services.

We depend on the continued service of our executive officers, senior management and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could harm our business. Competition for qualified talent in Taiwan is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected and our share price could suffer. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

Any further economic downturn or decline in the growth of the population in Taiwan may materially and adversely affect our financial condition, results of operations and prospects.

We conduct most of our operations and generate most of our revenues in Taiwan. As a result, any decline in the Taiwan economy or a decline in the growth of the population in Taiwan may materially and adversely affect our financial condition, results of operations and prospects. For example, the global slowdown in technology expenditures has from time to time adversely affected the Taiwan economy, which is highly dependent on the technology industry. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. There have also been concerns over unrest in the Middle East, Africa and Ukraine, which has resulted in higher oil prices and significant market volatility.

As our business is significantly dependent on economic growth, any uncertainty or further deterioration in economic conditions could have a material adverse effect on our financial condition and results of operations. We cannot assure you that economic conditions in Taiwan will continue to improve in the future or that our business and operations will not be materially and adversely affected by deterioration in the Taiwan economy.

We face substantial political risks associated with doing business in Taiwan, particularly due to domestic political events and the tense relationship between Taiwan and the People’s Republic of China, which could adversely affect our financial condition and results of operations.

Our principal executive offices and substantially all of our assets are located in Taiwan, and substantially all of our revenues are derived from our operations in Taiwan. Accordingly, our business, financial condition and results of operations and the market price of our common shares may be affected by changes in the PRC’s governmental policies, taxation, inflation or interest rates and by social instability and diplomatic and social developments in or affecting Taiwan which are outside of our control. Taiwan has a unique international political status. Since 1949, Taiwan and the Chinese mainland have been separately governed. The People’s Republic of China, or PRC, claims that it is the sole government in China and that Taiwan is part of China. Although significant economic and cultural relations have been established between the Republic of China and the PRC, such as the engagement of the Economic Cooperation Framework Agreement, or ECFA, in 2010, relations may become strained again. In June 2013, the ROC government and the PRC government entered into the Cross-Strait Agreement on Trade in Services pursuant to the ECFA. According to this agreement, both parties agreed to certain concessions on the telecommunication industries. As of March 31, 2014, the Cross-Strait Agreement on Trade in Services has not yet been ratified by the Legislation Yuan of Taiwan. If the agreement is unable to be ratified by the Legislation Yuan, our business operations in the PRC and our results of operation may be adversely affected. In addition, the PRC government has refused to renounce the use of military force to gain control over Taiwan. Past developments in relations between the Republic of China and the PRC have on occasion depressed the market prices of the securities of companies in the Republic of China. Relations between the Republic of China and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations, as well as the market price and the liquidity of our securities. In addition, the complexities of the relationship between the ROC and PRC require companies involved in cross-strait business operations to carefully monitor their actions and manage their relationships with both ROC and PRC governments. In the past, companies in the ROC, have received minor sanctions such as travel restrictions or minor monetary fines by the ROC and/or PRC governments. We cannot assure you that we will be able to successfully manage our relationships with the ROC and PRC governments for our cross-strait business operations, which could have an adverse effect on our ability to expand our business and conduct cross-strait business operations.

You may have difficulty enforcing judgment against us or our directors and officers.

We are a Nevada holding company and most of our assets are located outside of the United States. In addition, all of our directors and executive officers are residents of Taiwan, and substantially all of their assets and our assets are located in Taiwan. As a result, investors may not be able to effect service of process upon us or our directors and executive officers, or to enforce against them judgments obtained in courts outside of Taiwan.

Any final judgment obtained against us in any court other than the courts of the Republic of China in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the Republic of China without further review of the merits only if the court of the Republic of China in which enforcement is sought is satisfied that:

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the Republic of China;

19

•	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the Republic of China;

•	if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the Republic of China; and

•	judgments at the courts of the Republic of China are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

If you fail to establish the foregoing to the satisfaction of the courts in the Republic of China, you may not be able to enforce a judgment against us rendered by a court in the United States.

Any future outbreak of contagious diseases may materially and adversely affect our business and operations, as well as our financial condition and results of operations.

Any future outbreak of contagious diseases, such as severe acute respiratory syndrome or avian influenza, may disrupt our ability to adequately staff our business and may generally disrupt our operations. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part or all of our operations. Furthermore, any future outbreak may restrict the level of economic activity in affected regions, including Taiwan, which may adversely affect our business and prospects. As a result, we cannot assure you that any future outbreak of contagious diseases would not have a material adverse effect on our financial condition and results of operations.

Investors may have difficulty in removing their investment in Taiwan due to Taiwan’s foreign exchange regulation.

Foreign exchange regulation in Taiwan is primarily governed by the Ordinance of Foreign Exchange Administration of the Republic of China, as amended (the “Foreign Exchange Ordinance”). Under the Foreign Exchange Ordinance, foreign exchange refers to foreign currency, bills and marketable securities. To the extent that any foreign exchange receipts, payments or transactions reach the threshold of NT$500,000 ($16,653) or equivalent in foreign currency, it must be reported to the Central Bank or its designated authorities. If there occurs any disorder in domestic or international economy to the detriment of the stability of Taiwan’s economy; or Taiwan suffers serious trade deficit, the State Council may determine and announce that for a period of time, to close the foreign exchange market, suspend or restrict all or partial foreign exchange payment, order a mandatory sale or deposit of all or partial foreign exchange into a designed bank, or dispose in any other manner as it deems necessary. If the State Council takes any of the foregoing actions, the investors may have difficulty in removing all or part of their investments from Taiwan.

Risks Related to the Telecommunications Infrastructure

The telecommunications infrastructure in China, which is not as well developed as in the United States, may limit our growth.

Our growth will depend on government and state-owned enterprises establishing and maintaining a reliable Internet and telecommunications infrastructure to reach a broader base of Internet users, especially in China. However, the telecommunications infrastructure in China is not well developed. The Internet infrastructure, standards, protocols and complementary products, services and facilities necessary to support the demands associated with continued growth may not be developed on a timely basis or at all.

Our operations and ability to deliver services may be disrupted due to a systems failure, shutdown in our networks, earthquakes or other natural disasters.

Taiwan is susceptible to earthquakes and typhoons. However, we do not carry insurance to cover damage caused by earthquakes, typhoons or other natural disasters or any resulting business interruption. Our services are currently carried through our fixed and mobile communications networks, as well as through our transmission networks consisting of optical fiber cable, microwave, submarine cable and satellite transmission links, which could be vulnerable to damage or interruptions in operations due to natural disasters. The occurrence of natural disasters could impact our ability to deliver services and have a negative effect on our results of operations. Furthermore, we might also be liable for losses claimed from our customers that were incurred from our failure to deliver our services. These potential liabilities could also have a material adverse effect on our results of operations.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our website and mobile applications less attractive and reliable, and we may be susceptible to security breaches, which may damage our reputation and adversely affect our business.

As an internet-based news source delivering content through a website and mobile applications, our system is susceptible to cyber security risks, including hijack attacks, phishing attacks, hacker’s intrusions to steal customer’s information, including personal information, and distributed denial-of-service (DDoS) attacks. These attacks may disrupt our services and cause leakage of our customers’ personal information, which may result in significant damage and material adverse effect to our customers and our operations. We cannot assure you that our data protection measures are sufficient to prevent any data leakage or disruption of our service due to cyber attacks. We may suffer negative consequences, such as remedial costs, increased cyber security protection costs, lost revenues, litigation and reputational damage due to cyber attacks.

Internet use can decline if any well-publicized compromise of security occurs. “Hacking” involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our website and mobile applications against hackers, and measures we may take may not be effective. In addition, the inadvertent transmission of computer viruses could expose us to a risk of loss or litigation and possible liability, as well as damage our reputation and decrease our user traffic.

20

Traffic growth and user engagement depend upon effective interoperation with operating systems, networks, devices, web browsers and standards that we do not control.

We make our websites and mobile applications available across a variety of operating systems. We are dependent on the interoperability of our websites and mobile applications with popular devices, desktop and mobile operating systems and web browsers that we do not control, such as Windows, Mac OS, Android, iOS, and others. Any changes in such systems, devices or web browsers that degrade the functionality of our websites and mobile applications or give preferential treatment to competitive websites and mobile applications could adversely affect us.

Further, if the number of platforms for which we develop our websites and mobile applications increases, it will result in an increase in our costs and expenses. In order to deliver high quality products and services, it is important that our websites and mobile applications work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a large number of our users access our websites and mobile applications through mobile devices, we are particularly dependent on the interoperability of our websites and mobile applications with such devices and operating systems. In the event that it is difficult for our users to access and use our websites and mobile applications and services, particularly on their mobile devices, our user growth and user engagement could be harmed, and our business and operating results could be adversely affected.

Our business and operations results may be harmed by service disruptions, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

The continual accessibility of our websites and the performance and reliability of our network infrastructure are critical to our reputation and our ability to attract and retain users, advertisers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services or increases the response time of our services could reduce our appeal to users and consumers. Factors that could significantly disrupt our operations include system failures and outages caused by fire, floods, earthquakes, power loss, telecommunications failures and similar events; software errors; computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems; and security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information.

As the number of our users increases and our users generate more content, including photos and videos on our platform, we may be required to expand and adapt our technology and infrastructure to continue to reliably store and analyze this content. It may become increasingly difficult to maintain and improve the performance of our products and services, especially during peak usage times, as our products and services become more complex and our user traffic increases. We have limited backup systems and redundancy. Future disruptions or any of the foregoing factors could damage our reputation, require us to expend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. We do not carry sufficient business interruption insurance to compensate for losses that may occur as a result of any of these events. Accordingly, our revenues and results of operations may be adversely affected if any of the above disruptions should occur.

If we fail to comply with the regulations of the ROC Fair Trade Act, we may be investigated and fined.

Our business operations are subject to the regulations of the ROC Fair Trade Act, or the FTA, which is administered and enforced by the ROC Fair Trade Commission, or the FTC. The FTA requires, among other things, that the marketing and promotional materials of a business to be true and not misleading. The FTA also prohibits a business from participating or engaging in a cartel or other anti-competitive conduct. The FTC has the authority under the FTA to investigate and, where appropriate, impose fines and penalties on a business that violates any regulations promulgated by the FTA. The consequences of any such violations could have a material adverse effect on our business and results of operations. As the FTA provides the FTC broad discretion to interpret anti-competition actions and enforce the relevant clauses under the FTA, we are unable to predict whether the FTC would initiate investigation on any of our daily business activities or find us liable for violating the FTA in the future. The investigations of and penalties imposed by the FTC could interrupt the operation of our website and mobile applications or advertising and marketing services, which would have a negative impact on our reputation, business operations and results of operations.

If we are unable to obtain and maintain the licenses to operate our business, our prospects and business may be adversely affected.

We currently possess a permit for (i) production and distribution of radio and TV programs and (ii) radio and TV advertisements. In order to retain the permit, we must maintain a minimum registered capital of NT$1,200,000 and a minimum office area of approximately 538 square feet. Although the Company may maintain such minimum regulatory requirements, we risk losing our permit if we do not update our information as to changes in the company name, management, registered capital and business address. If the permit is revoked, suspended or not renewed, or if we are unable to obtain any additional licenses that we may need to operate or expand our business in the manner we desire, then our prospects and business may be adversely affected.

The PRC allows our website and applications to operate in China, however, content on our website and mobile applications may be found objectionable by PRC regulatory authorities who may block users in China from accessing our website and/or mobile applications.

In addition to professionally produced content, we allow all of our users to upload content to our website. A percentage of our users access our website and mobile applications from within China. All of our users can upload all types of content, including user-created and professionally produced content. Although we have adopted internal procedures to monitor and review the content displayed on our website and mobile applications, we may not be able to identify all user content that may be objectionable in China.

21

The PRC government has adopted regulations governing Internet access and the distribution of videos over the Internet. To the extent that PRC regulatory authorities find any content displayed on our website or mobile applications objectionable, the PRC government may block users in China from accessing our website and/or mobile applications. Further, the PRC government may not provide us with advance notice that our website and/or mobile applications will be blocked in China. The websites of some competitors have been blocked in the past. Although we do not operate under the jurisdiction of the PRC government, our business may be adversely impacted if users in China are blocked from accessing our website or mobile applications.

Risks Related to our Stock and Becoming a Public Company

Our largest stockholder may take actions that conflict with our public stockholders’ best interests.

As of the date of this report, our largest stockholder, Alan Chen, owned approximately 26.92% of our outstanding common shares. Moreover, Mr. Chen is also stockholder and a control person of other entities affiliated with NOWnews. At times, the interests of such other entities may conflict with those of the Company. We cannot assure you that our largest shareholder will not take actions that impair our ability to conduct our business competitively or conflict with the best interests of our other stockholders.

You may experience dilution of your ownership interests because of the future issuance of additional ordinary shares.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for ordinary shares, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

There is not an active liquid trading market for the Company’s Common Stock.

There is no regular active trading market in the Company’s Common Stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s Common Stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	announcements that our revenue or income are below expectations;
•	general economic slowdowns;
•	sales of large blocks of the Company’s Common Stock; and
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations will require, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition and establish and maintain effective disclosure and financial controls and corporate governance practices. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and in other documents which we file with the Securities and Exchange Commission.

22

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management Discussion and Analysis (“MD&A”) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this report.  Actual results may differ materially from any forward looking statement.

Overview

We were incorporated as Forever Zen Ltd. on March 20, 2010 under the laws of the State of Nevada. On December 13, 2013, we changed our name to Nownews Digital Media Technology Co Ltd. and planned to enter into the business of internet media and news content. Prior to the Share Exchange, we were a development stage company and had not yet realized any revenues from our planned operations.

As a result of the consummation of the Share Exchange on November 14, 2014, NOWnews became, indirectly through Worldwide and Sky Media, a majority-owned subsidiary of the Company and the business of NOWnews became the business of the Company. We are now, through NOWnews, engaged in creating, collecting and distributing news and information through our website http://www.nownews.com/ and our applications on mobile phones or tablets.

We generate revenue primarily from online advertising and marketing services and news content licensing. In addition, we historically had revenues from online product sales in the E-commerce business and editing services for customers. Since our editing service was not profitable, we ceased this service in December 2013. In addition, we also suspended our E-commerce business in April 2014 due to the continuous loss from this business.

23

Results of Operations for the Three Months Ended September 30, 2014 and 2013

WORLDWIDE MEDIA INVESTMENTS CORP.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For The Three Months Ended
	September 30,		Change in
	2014	2013	$	%

Net revenue	$687,169	$800,453	(113,284)	(14)
Cost of revenue	(418,548)	(625,149)	206,601	(33)
Gross profit	268,621	175,304	93,317	53

Selling expenses	(153,165)	(227,557)	74,392	(33)
General and administrative expenses	(182,378)	(465,130)	282,752	(61)
Total operating expense	(335,543)	(692,687)	357,144	(52)

Operating loss	(66,922)	(517,383)	450,461	(87)

Other income (expense)
Interest income	876	186	690	371
Interest expense	(7,368)	(6,078)	(1,290)	21
Other income (expense), net	1,037	4,965	(3,928)	(79)
Total other expense	(5,455)	(927)	(4,528)	488

Loss from continuing operations before income taxes	(72,377)	(518,310)	445,933	(86)
Income taxes	-	-	-	-
Loss from continuing operations	(72,377)	(518,310)	445,933	(86)
Loss from discontinued operations, net of income taxes	(17)	(103,875)	103,858	(100)

Net loss	(72,394)	(622,185)	549,791	(88)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	24,162	629,775	(605,613)	(96)
Net loss from discontinued operations	11	69,230	(69,219)	(100)
Total net loss attributable to noncontrolling interest	24,173	699,005	(674,832)	(97)

Net income (loss) attributable to Worldwide Media Investments Corp.	(48,221)	76,820	(125,041)	(163)

Net Revenue

Our net revenue for three months ended September 30, 2014 was $0.69 million, a decrease of $0.11 million or 14% from $0.80 million for three months ended September 30, 2013.

Advertising

Our advertising avenue was $0.61 million for the three months ended September 30, 2014, an increase of $0.08 million, or 15%, from $0.53 million for the three months ended September 30, 2013. The increase was due to expanded market and increased number of salespersons. We expect our advertising revenue to increase in the next quarter because we are actively seeking to expand our market, particularly in China.

24

Licensing

Our revenue from content licensing was $0.07 million for the three months ended September 30, 2014, a decrease of $0.09 million, or 56%, from $0.16 million for the three months ended September 30, 2013. The decrease was due to the termination of our unprofitable news editing services for Yahoo Taiwan, Inc., our top customer for the past two years (“Yahoo Taiwan”), which services were supplementary to our licensing arrangements with them. However, we believe our licensing revenue will improve as we develop more clients to license our news content.

E-Commerce

Due to the temporary suspension of our E-commerce business since April 2014, we did not have any revenue from E-commerce for the three months ended September 30, 2014 as compared to $0.10 million for the three months ended September 30, 2013. We are currently in the process of evaluating and adjusting this line of business and may resume operation in 2015.

Other

We did not have any other revenue for the three months ended September 30, 2014 and 2013.

Cost of Revenue

Cost of Revenue mainly consists of advertisement costs, content licensing costs, E-commerce costs, copyright costs, website costs, and labor costs.

Cost of Revenue was $0.42 million for the three months ended September 30, 2014, compared to $0.63 million for the same period of the year 2013, a decrease of $0.21 million, or 33%. The decrease was primarily due to the decrease of $0.09 million in cost of goods sold in E-commerce, $0.01 million in advertisement costs, $0.01 million in licensing and copyright costs, and $0.09 million in labor costs.

Gross Profit

As a percentage of net revenue, gross margin was 39% for the three months ended September 30, 2014 as compared to 22% for the same period of prior year. The increase was mainly due to the suspension of our E-commerce business in April 2014 which had a very thin profit margin.

Selling Expenses

Total selling expenses consist primarily of payroll, bonus, labor and health insurance, and advertisement expenses. The amount decreased by approximately $0.07 million or 33% from $0.23 million for the three months ended September 30, 2013 to $0.15 million for the three months ended September 30, 2014. In April 2014, we suspended our E-commerce business and reduced the number of employees in the sales department, resulting in a decrease in payroll and payroll related expenses. In addition, we closely monitored and effectively controlled our expenditure on advertising expenses during 2014.

25

General and Administrative Expenses

General and administrative expenses primarily consist of payroll, welfare, labor and health insurance, post-retirement benefits, office rent and management fees, depreciation & amortization expenses, professional services, litigation settlement payments, and expenses for other general corporate activities.  The amount decreased by approximately $0.28 million or 61% from $0.46 million for the three months ended September 30, 2013 to $0.18 million for the three months ended September 30, 2014.  The decrease in general and administration expense was primarily attributable to careful budgeting and effective control over administrative expenses and the reduction in the number of employees.

Interest Expense

Interest expense for the three months ended September 30, 2014 was $7,368, representing an increase of $1,290, or 21%, compared to $6,078 for the three months ended September 30, 2013.

Net Loss

As a result of the above factors, net loss was approximately $0.07 million for the three months ended September 30, 2014 as compared to approximately $0.62 million for the three months ended September 30, 2013, representing a decrease in net loss of approximately $0.55 million or approximately 88%. The decrease in net loss was primarily attributable to the decrease in general and administrative expenses and selling expenses resulting from the suspension of our lower margined E-commerce business for the three months ended September 30, 2014 compared with that for the same period last year.

26

Results of Operations for the Nine Months Ended September 30, 2014 and 2013

WORLDWIDE MEDIA INVESTMENTS CORP.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For The Nine Months Ended
	September 30,		Change in
	2014	2013	$	%

Net revenue	$1,980,678	$2,178,528	(197,850)	(9)
Cost of revenue	(1,418,035)	(1,735,797)	317,762	(18)
Gross profit	562,643	442,731	119,912	27

Selling expenses	(492,718)	(763,865)	271,147	(35)
General and administrative expenses	(820,446)	(1,463,282)	642,836	(44)
Total operating expense	(1,313,164)	(2,227,147)	913,983	(41)

Operating loss	(750,521)	(1,784,416)	1,033,895	(58)

Other income (expense)
Interest income	1,304	596	708	119
Interest expense	(19,549)	(19,198)	(351)	2
Other income (expense), net	(413)	5,836	(6,249)	(107)
Total other expense	(18,658)	(12,766)	(5,892)	46

Loss from continuing operations before income taxes	(769,179)	(1,797,182)	1,028,003	(57)
Income taxes	-	-	-	-
Loss from continuing operations	(769,179)	(1,797,182)	1,028,003	(57)
Loss from discontinued operations, net of income taxes	(8,654)	(103,875)	95,221	(92)

Net loss	(777,833)	(1,901,057)	1,123,224	(59)

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	262,449	629,775	(367,326)	(58)
Net loss from discontinued operations	5,513	69,230	(63,717)	(92)
Total net loss attributable to noncontrolling interest	267,962	699,005	(431,043)	(62)

Net loss attributable to Worldwide Media Investments Corp.	(509,871)	(1,202,052)	692,181	(58)

27

Net Revenue

Our net revenue for nine months ended September 30, 2014 was $1.98 million, a decrease of $0.20 million or 9% from $2.18 million for nine months ended September 30, 2013. The decrease was combined result of the increase in E-commerce revenue offset by the decrease in advertisement revenue and licensing revenue.

Advertising

Our advertising avenue was $1.48 million for the nine months ended September 30, 2014, a decrease of $0.02 million, or 1%, from $1.50 million for the nine months ended September 30, 2013. We expect our advertising revenue to increase in the next quarter because we have been focusing on expanding our market particularly in China.

Licensing

Our revenue from content licensing was $0.25 million for the nine months ended September 30, 2014, a decrease of $0.20 million, or 44%, from $0.45 million for the nine months ended September 30, 2013. The decrease was due to the termination of our unprofitable news editing services for Yahoo Taiwan. However, we believe our licensing revenue will improve as we develop more clients to license our news content.

E-Commerce

Our E-commerce revenue was $0.25 million for the nine months ended September 30, 2014, an increase of $0.04 million, or 19%, from $0.21 million for the nine months ended September 30, 2013. Although we suspended our E-commerce business in April 2014 due to continuous loss, we launched several marketing events in the beginning of 2014, which effectively promoted our E-commerce business. We are currently in the process of evaluating and adjusting this line of business and may resume operation in 2015.

Other

Other revenue includes revenue from film/video editing services to Chunghwa Wideband Best Network Co., Ltd. We did not have any service revenue for the nine months ended September 30, 2014, as compared to the nine months ended September 30, 2013 when we had service revenue of $0.02 million.

Cost of Revenue

Cost of revenue mainly consists of advertisement costs, content licensing costs, E-commerce costs, copyright costs, website costs, and labor costs.

Cost of revenue was $1.42 million for the nine months ended September 30, 2014, compared to $1.74 million for the same period of the year 2013, a decrease of $0.32 million, or 18%. The decrease was primarily due to the decrease of $0.07 million in advertisement costs, $0.04 million in licensing and copyright costs, $0.02 million in website maintenance costs and $0.24 million in labor costs partially offset by the increase of $0.04 million in cost of goods sold in E-commerce.

Gross Profit

As a percentage of net revenue, gross margin was 28% for the nine months ended September 30, 2014 as compared to 20% for the same period of prior year. The increase was mainly due to the suspension of our E-commerce business which had a very thin profit margin.

28

Selling Expenses

Total selling expenses consist primarily of payroll, bonus, labor and health insurance, and advertisement expenses. Selling expenses decreased by approximately $0.27 million or 35% from $0.76 million for the nine months ended September 30, 2013 to $0.49 million for the nine months ended September 30, 2014. The decrease in selling expenses was primarily due to the decrease in payroll and payroll related expenses resulting from the suspension of our E-commerce business in April 2014.

General and Administrative Expenses

General and administrative expenses primarily consist of payroll, welfare, labor and health insurance, post-retirement benefits, office rent and management fees, depreciation and amortization expenses, professional services, litigation settlement payments, and expenses for other general corporate activities.  The amount decreased by approximately $0.64 million or 44% from $1.46 million for the nine months ended September 30, 2013 to $0.82 million for the nine months ended September 30, 2014.  The decrease in general and administration expenses was principally due to our careful budgeting, effective cost control over administrative expense and the reduction in the number of employees. We recorded a loss on film cost of $147,777 for the nine months ended September 30, 2013, while there was no such loss accrued during the same period in 2014.

Interest Expense

Interest expense for the nine months ended September 30, 2014 was $19,549 representing a slight increase of $351, or 2%, compared to $19,198 for the nine months ended September 30, 2013.

Net Loss

As a result of the above factors, we have net loss of approximately $0.78 million for the nine months ended September 30, 2014 as compared to net loss of approximately $1.90 million for the nine months ended September 30, 2013, representing a decrease in loss of approximately $1.12 million or approximately 59%. The decrease in loss was primarily attributable to the decrease in both selling expenses and general and administrative expenses for the nine months ended September 30, 2014 compared with those for the same period last year.

Liquidity and Capital Resources

During the nine month period ended September 30, 2014, we had a net decrease in cash of $240,483 as compared to a net increase of $491,509 for the nine months ended September 30, 2013.  Our principal sources and uses of funds were as follows:

	For the Nine Months Ended September 30,
	2014	2013
Net cash used in operating activities of continuing operations	$(1,260,342)	$(1,511,170)
Net cash used in investing activities of continuing operations	-	(151,226)
Net cash provided by financing activities of continuing operations	1,026,228	2,092,220
Net cash used in discontinued operations	(2.277)	60,403
Effect of exchange rate change on cash and cash equivalents	(4,092)	1,282
Net (decrease) increase in cash and cash equivalents	$(240,483)	$491,509

29

Net cash used in operating activities of continuing operations was approximately $1.26 million for the nine months ended September 30, 2014, compared to net cash used in operating activities of approximately $1.51 million for the nine months ended September 30, 2013.  The decrease in cash used for operating activities was primarily attributable to the suspension of our E-commerce which consumed a significant amount of our cash and the decrease in accounts payable and accrued expenses. Net loss decreased from $1.90 million for the nine months ended September 30, 2013 to $0.78 million for the nine months ended September 30, 2014.

Net cash used in investing activities of continuing operations was $0 for the nine months ended September 30, 2014, compared to $151,226 for the same period last year. We used $35,453 in the purchase of furniture and equipment, $23,264 in the purchase of intangible assets, and $92,509 in the acquisition of subsidiary equity interest during the nine month period ended September 30, 2013.

Net cash provided by financing activities of continuing operations amounted to approximately $1.02 million for the nine months ended September 30, 2014, compared to approximately $2.09 million for the nine months ended September 30, 2013, representing a decrease of approximately $1.07 million.  The decrease in net cash provided by financing activities was mainly due to decrease in net proceeds received from short-term loans from related parties for the nine months ended September 30, 2014.

There was no significant impact on our operations as a result of inflation for the nine months ended September 30, 2014.

Results of Operations for the Year Ended December 31, 2013 as compared to the Year Ended December 31, 2012:

	For The Years Ended
	December 31,
	2013	2012	Change	%

Net revenue	$3,225,163	$2,944,769	280,394	10
Cost of revenue	(2,786,702)	(2,567,563)	(219,139)	9
Gross Profit	438,461	377,206	61,255	16

Selling expenses	(998,148)	(963,906)	(34,242)	4
General and administrative expenses	(1,963,141)	(962,011)	(1,001,130)	104
Total Operating Expense	(2,961,289)	(1,925,917)	(1,035,372)	54

Operating loss	(2,522,828)	(1,548,711)	(974,117)	63

Other income (expense)
Interest income	848	642	206	32
Interest expense	(25,267)	(23,536)	(1,731)	7
Other income (expense), net	7,930	(6,983)	14,913	-214
Total Other Expense	(16,489)	(29,877)	13,388	-45

Loss from continuing operations before income taxes	(2,539,317)	(1,578,588)	(960,729)	61
Income taxes	-	-	-	0
Loss from continuing operations	(2,539,317)	(1,578,588)	(960,729)	61
Loss from discontinued operations, net of income taxes	(189,751)	-	(189,751)	-100

Net loss	(2,729,068)	(1,578,588)	(1,150,480)	73

Net loss attributable to noncontrolling interests:
Net loss from continuing operations	898,853	-	898,853	100
Net loss from discontinued operations	120,871	-	120,871	100
Total net loss attributable to noncontrolling interest	1,019,724	-	1,019,724	100

Net loss attributable to Worldwide Media Investments Corp.	(1,709,344)	(1,578,588)	(130,756)	8

30

Net Revenue

Our net revenue for the year 2013 was $3.23 million, an increase of $0.28 million or 10% from $2.94 million for the year 2012. The increase was a combined result of the increase in E-commerce revenue and licensing revenue, offset by the decrease in advertisement revenue and service revenue.

Advertising

Our advertising avenue was $1.87 million for the year ended December 31, 2013, a decrease of $0.31 million, or 14%, from $2.18 million for the year ended December 31, 2012. The decrease was because we reduced the number of employees in the sales department. We are restructuring and optimizing our salesforce to promote our advertising business and thus expect our advertising revenue to increase in the next year.

Licensing

Our revenue from content licensing was $0.57 million for the year ended December 31, 2013, an increase of $0.13 million, or 29%, from $0.44 million for the year ended December 31, 2012. The increase was due to more contents licensed to Yahoo Taiwan. However, due to low profits, we terminated our news editing services to Yahoo Taiwan, which services were supplementary to our licensing arrangements with Taiwan Yahoo. As a result, our licensing revenue may decrease in the future.

E-Commerce

Our E-commerce revenue was $0.71 million for the year ended December 31, 2013, an increase of $0.67 million, or 1650%, from $0.04 million for the year ended December 31, 2012. We started our E-commerce business in July 2012 when we partnered with shopping websites and received commissions from diverting our website traffic to those shopping websites. In March 2013, we launched our own online shopping platform. The increase in E-commerce revenue was primarily attributable to our effective marketing strategy in the year 2013.

Other

Other revenue includes revenue from film/video editing services and licensing copyrights to Chunghwa Wideband Best Network Co., Ltd. Other revenue was $0.08 million for the year ended December 31, 2013, a decrease of $0.19 million, or 71%, from $0.27 million for the year ended December 31, 2012. Other revenue decreased because we stopped providing the film/video editing services. In addition, a majority of our copyrights have been fully amortized and did not generate as much revenue as the year ended December 31, 2012.

Cost of Revenue

Cost of Revenue mainly consists of advertisement costs, content licensing costs, E-commerce costs, copyright costs, website maintenance costs, and labor costs.

Cost of Revenue was $2.79 million for the year ended December 31, 2013, compared to $2.57 million for the year ended December 31, 2012, an increase of $0.22 million, or 9%. The increase was a combined result of an increase of $0.66 million in cost of goods sold in E-commerce, an increase of costs directly attributable to advertisement of $0.04 million, a decrease of $0.06 million in amortization costs of film copyrights, a decrease of $0.04 million of costs directly attributable to content licensing, a decrease of labor costs of $0.32 million due to the decrease in the number of employees in the year 2013, and a decrease of $0.05 million in website maintenance costs.

Gross Profit

Gross profit increased approximately $61,000, an increase of 16% as compared to last year. Gross margin was 13.6% for the year ended December 31, 2013 as compared to 12.8% for the prior year.

31

Selling Expenses

Total selling expenses consist primarily of payroll, labor and health insurance, and advertisement expenses. The amount increased by $34,242 or 4% from $0.96 million for the year ended December 31, 2012 to $1.0 million for the year ended December 31, 2013. The increase in selling expense was primarily due to the increase in advertisement expenses related to E-commerce, partially offset by the decrease of labor costs due to decrease in the number of salespersons.

General and Administrative Expenses

General and administrative expenses primarily consist of payroll, welfare, labor and health insurance, post-retirement benefits, office rent and management fees, depreciation & amortization expenses, professional services, litigation settlement payments, loss on film costs, and expenses for other general corporate activities.  General and administrative expenses increased by approximately $1 million or 104% from $0.96 million for the year ended December 31, 2012 to $1.96 million for the year ended December 31, 2013.  The increase in general and administration expenses was principally due to the increase of $0.52 million in payroll, an increase of $0.1 million in labor and health insurance and post-retirement benefits, an increase of $0.11 million in office rent and management fees, an increase of $0.08 million in professional fees, partially offset by the decrease in depreciation & amortization expenses. In addition, the Company also recorded legal fee settlement of $93,161 and loss on film cost of $134,321 for the year ended December 31, 2013.

Interest Expense

Interest expense for the year ended December 31, 2013 was $25,267 compared to $23,536 for the year ended December 31, 2012, an increase of $1,731, or 7%.  The increase in interest expense was primarily due to additional bank loans incurred for the year ended December 31, 2013 as compared with the year ended December 31, 2012.  The loans were used for working capital and capital expenditures.

Net Loss

As a result of the above factors, we have net loss of approximately $1.71 million for the year ended December 31, 2013 as compared to net loss of approximately $1.58 million for the year ended December 31, 2012, representing an increase of loss of approximately $0.13 million or approximately 8%. The increase of loss was primarily attributable to the increase in general and administrative expenses for the year ended December 31, 2013 as compared with that for the year ended December 31, 2012.

Liquidity and Capital Resources

The following summarizes the key component of our cash flows for the years ended December 31, 2013 and 2012:

	2013	2012
Net cash used in operating activities of continuing operations	$(1,649,298)	$(1,455,520)
Net cash used in investing activities of continuing operations	(186,276)	(54,775)
Net cash provided by financing activities of continuing operations	2,095,636	1,513,069
Net cash provided by discontinued operations	6,699	-
Effect of exchange rate change on cash and cash equivalents	(3,037)	2,597
Net increase in cash and cash equivalents	$263,724	$5,371

Net cash used in operating activities of continuing operations was approximately $1.65 million for the year ended December 31, 2013, compared to net cash provided by operating activities of approximately $1.46 million for the year ended December 31, 2012.  The increase of $0.19 million was primarily due to the net loss of $1.71 million for the year ended December 31, 2013 as compared to the net loss of $1.58 million for the year ended December 31, 2012.

32

Net cash used in investing activities of continuing operations was approximately $186,276 for the year ended December 31, 2013, compared to approximately $54,775 for the year ended December 31, 2012.  The increase of $131,501 was mainly due to capital contribution for the establishment of Nownews International in August 2013 and the purchase of intangible assets.

Net cash provided by financing activities of continuing operations amounted to approximately $2.10 million for the year ended December 31, 2013, compared to approximately $1.51 million for the year ended December 31, 2012, representing an increase of approximately $0.59 million.  The increase in net cash provided by financing activities was mainly due to net proceeds received from short-term loans from related parties of $1.68 million, partially offset by the repayment of short-term bank loans of $336,928.

There was no significant impact on our operations as a result of inflation for the year ended December 31, 2013 and 2012.

We believe that our current levels of cash, cash flows from operations, and bank/related party borrowings, will be sufficient to meet our anticipated cash needs for at least the next 12 months. However, we may need additional cash resources in the future if we experience changed business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If we ever determine that our cash requirements exceed our amounts of cash and cash equivalents on hand, we may seek to issue debt or equity securities or obtain a credit facility. Any future issuance of equity securities could cause dilution for our shareholders. Any incurrence of indebtedness could increase our debt service obligations and cause us to be subject to restrictive operating and financial covenants. It is possible that, when we need additional cash resources, financing will only be available to us in amounts or on terms that would not be acceptable to us, if at all.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Basis of presentation:

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Since the Company and NOWnews were entities under common control prior to the restructuring transaction, the Company has recast prior period financial statements to reflect the conveyance of NOWnews to Sky Media as if the restructuring transaction had occurred as of January 1, 2013. All significant intercompany transactions and account balances have been eliminated.

33

The functional currency of NOWnews and Nownews International is the New Taiwan dollars, however the accompanying unaudited consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying unaudited consolidated financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Use of estimates and assumptions:

The preparation of the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the unaudited consolidated financial statements include depreciation, useful lives of property and equipment, deferred income taxes, useful life of intangible assets and contingencies. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the unaudited consolidated financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of three months or less, when purchased, to be cash and cash equivalents. As of September 30, 2014 and December 31, 2013, the Company has uninsured deposits in banks of approximately $0 and $222,553, respectively.

Accounts receivable:

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2014 and December 31, 2013, the Company assessed the allowance for doubtful accounts of $33,109 and $36,003, respectively.

Film costs:

In accordance with ASC 926, “Entertainment –Films” (“ASC 926”), Film Entertainment costs include capitalizable production costs, production overhead, interest, development costs and acquired production costs and are stated at the lower of cost, less accumulated amortization, or fair value. These costs, as well as participations and talent residuals, are recognized as operating expenses based on the ratio that gross revenues of the current period bear to management’s estimate of total ultimate gross revenues. Television production costs incurred in excess of the amount of revenue contracted for each episode in the initial market are expensed as incurred on an episode-by-episode basis. Estimates for initial syndication and basic cable revenues are not included in the estimated lifetime revenues of network series until such sales are probable. Television production costs incurred subsequent to the establishment of secondary markets are capitalized and amortized. Marketing costs and development costs under term deals are charged as operating expenses as incurred. Development costs for projects not produced are written-off at the earlier of the time the decision is made not to develop the story or after three years.

Costs of film and television productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company's assumptions about how market participants would price the asset at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off.

34

As of December 31, 2013, the Company has incurred accumulated costs of film production in the amount of $134,321. The film has been completed but not released as of September 30, 2014. Because estimates of total revenues indicate that the film produced by the Company has a fair value that is less than its unamortized costs, management has assessed and recognized a loss on film costs of $134,321 during the year ended December 31, 2013. There was no additional film costs incurred as of and for the nine months ended September 30, 2014.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extends the life of property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets or lease term as follows:

Electronic Equipment	3 to 5 years
Computer Equipment	3 to 5 years
Office Equipment and Furniture	3 to 5 years
Leasehold Improvement	Lesser of term of the lease or the estimated useful lives of the assets

Long-lived assets:

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets:

Intangible assets consist of software, trademark, and copyrights (see Note 6). At least annually, the Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Estimating future cash flows related to an intangible asset involves significant estimates and assumptions. If the Company’s assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. There was no impairment of intangible assets as of and for the nine months ended September 30,, 2014 and the year ended December 31, 2013, respectively.

Revenue recognition:

Product and service revenue is recognized when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  Payments received before satisfaction of all of the relevant criteria for revenue recognition are recorded as unearned revenue. The Company recognizes revenue for product sales upon transfer of title to the customer.  The Company recognizes revenue for services upon performance of the service.  Customer purchase orders and/or contracts will generally be used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, will be used to verify product delivery or that services have been rendered.  The Company will assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on industry-based historical data, historical sales returns, if any, analysis of credit memo data, and other factors known at the time.

35

Post-retirement and post-employment benefits:

NOWnews adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker's monthly salaries. Pursuant to the Act, NOWnews makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. NOWnews has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $19,989 and $31,606 for the three months ended September 30, 2014 and 2013, respectively. The total amounts for such employee benefits, which were expensed as incurred, were $65,132 and $95,590 for the nine months ended September 30, 2014 and 2013, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Foreign currency translation:

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains the books and records in its functional currency, being the primary currency of the economic environment in which its operations are conducted. For reporting purpose, the Company translates the assets and liabilities to U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet and is included as part of accumulated other comprehensive income. The functional currency of the Company and its subsidiaries in Taiwan is New Taiwan Dollars.

Statement of cash flows:

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies, and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to changes in assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both September 30, 2014 and December 31, 2013.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At September 30, 2014 and 2013, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

36

The Company is subject to the tax authority in Taiwan for years since incorporated.

Earnings per share (EPS):

Earnings per share is calculated in accordance with ASC 260. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock instruments were converted or exercised. Options and warrants are assumed to be exercised at the beginning of the period if the average stock price for the period is greater than the exercise price of the warrants and options. For the nine months ended September 30, 2014 and 2013, no options or warrants were issued or outstanding.

Discontinued operations

 Results of the Company’s discontinued entity have been presented in discontinued operations in the financial statements. See Note 1 and Note 13 for additional information.

Recent accounting pronouncements:

In August 2014, FASB issued ASU 2014-15 – Presentation of Financial Statements – Going Concern (Subtopic 205-40). The amendments in this Update states the disclosure of uncertainties about an entity’s ability to continue as a going concern. An entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). When management identifies conditions or events that raise substantial doubt, management should consider whether its plans will alleviate the substantial doubt.

When substantial doubt is raised but is alleviated by management’s plans, the entity should disclose following information: (a) Principal conditions or events that raised substantial doubt (before consideration of management’s plans); (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that alleviated the substantial doubt.

When substantial doubt is raised but is not alleviated by management’s plans,, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), and disclose the following information: (a) Principal conditions or events that raise substantial doubt; (b) Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations; (c) Management’s plans that are intended to mitigate the conditions or events that raise the substantial doubt.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company is still in progress of evaluating future impact of adopting this standard.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve the core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

37

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. For a public entity, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. For all other entities (nonpublic entities), the amendments in this Update are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. A nonpublic entity may elect to apply this guidance earlier. The Company has begun evaluating future impact of adopting this standard on the Company’s consolidated financial position and operating results.

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360). The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20. A discontinued operation may include a component of an entity or a group of components of an entity, or a business or nonprofit activity. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The amendments in this Update require an entity to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. The amendments in this Update require a public business entity and a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update require all other entities to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The amendments in this Update expand the disclosures about an entity’s significant continuing involvement with a discontinued operation. Those disclosures are required until the results of operations of the discontinued operation in which an entity retains significant continuing involvement are no longer presented separately as discontinued operations in the statement where net income is reported (or statement of activities for a not-for-profit entity). The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In January 2014, the FASB issued ASU 2014-02, Intangibles—Goodwill and Other (Topic 350): Accounting for Goodwill. The amendments in this Update allow an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of the amendments that elects the accounting alternative in this Update should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. The disclosures required under this alternative are similar to existing U.S. generally accepted accounting principles (GAAP). However, an entity that elects the accounting alternative is not required to present changes in goodwill in a tabular reconciliation. The accounting alternative, if elected, should be applied prospectively to goodwill existing as of the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. Early application is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In December 2013, the FASB issued ASU 2013-12, “Definition of a Public Business Entity”. The Board has decided that it should proactively determine which entities would be within the scope of the Private Company Decision-Making Framework: A Guide for Evaluating Financial Accounting and Reporting for Private Companies (Guide). This will aim to minimize the inconsistency and complexity of having multiple definitions of, or a diversity in practice as to what constitutes, a nonpublic entity and public entity within U.S. generally accepted accounting principles (GAAP) on a going-forward basis. This Update addresses those issues by defining public business entity. The Accounting Standards Codification includes multiple definitions of the terms nonpublic entity and public entity. The amendment in this Update improves U.S. GAAP by providing a single definition of public business entity for use in future financial accounting and reporting guidance. The amendment does not affect existing requirements. There is no actual effective date for the amendment in this Update. However, the term public business entity will be used in Accounting Standards Updates which are the first Updates that will use the term public business entity. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

38

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2014. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as of September 30, 2014.

PROPERTIES

Our corporate headquarters are located at 4F, No. 550, Xihuli Ruiguang Road, Neihu District, Taipei City 114, Taiwan, where we lease approximately 17,457 square feet of office space under a lease that expires December 31, 2016. Our monthly lease payment for this office space is approximately $10,000. Our servers are primarily maintained in Taiwan. We believe the leased premise is sufficient to meet the immediate needs of our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information, as of the date of filing of this report, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership (1)		Percent Of Class (2)
Principal Stockholders
Common	Pioneer Media Investments Co., Ltd. (3)	1,130,000		5.04%
Common	GIA Investments Corp. (4)	3,909,500		17.44%
Common	Chiu-Li Tu (5)	2,847,725		12.71%
Common
Common
Executive Officers and Directors
Common	Alan Chen (6)	6,032,400	(6)	26.92%
Common	Yih-Jong Shy	100,000		*
Common	Tsung-Chien Chiang	50,000		*
Common	En Ming Tseng	106,000	(7)	*
Common	Yi JenLan	0		0
Common	Shang-Hong Lin	10,000		*
Common	Ching-Fen Huang	50,000		*
Common	All Executive Officers and Directors as a Group (seven persons)	6,358,400		28.37%

* Represents less than one percent.

39

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Calculated based on 22,412,000 shares of Common Stock outstanding as of November 14, 2014.
(3)	Pioneer Media Investments Co., Ltd. (“Pioneer”) is beneficially owned and controlled by Alan Chen, our chairman.
(4)	Heer Hsiao holds the voting and dispositive power over the securities held by GIA Investments Corp.
(5)	Ms. Tu is the spouse of Alan Chen, our chairman.
(6)	This number includes (i) 1,130,000 shares of Common Stock held by Pioneer; (ii) 395,100 shares of Common Stock held by Social Cloud Co., Ltd. (“Social”); (iii)350,000 shares of Common Stock held by Legend Media Investments (“Legend”); (iv) 419,575 shares of Common Stock held by Trophy Access Limited (“Trophy”); (v) 445,000 shares of Common Stock held by Core Winner Investment Limited (“Core”); (vi) 445,000 shares of Common Stock held by Intelligent Media Investments (“Intelligent”); and (vii) 2,707,725 shares of Common Stock held by his spouse. Social, Legend, Trophy, Core, and Intelligent are all beneficially owned and controlled by Alan Chen. As such, Mr. Chen is deemed to have the voting and dispositive power over shares of Common Stock held by these entities.
(7)

Includes (i) 6,000 shares of Common Stock held directly by Mr. Tseng and (ii)100,000 shares of Common Stock held by Prime Chance Limited of which his wife, Tsung-Mei Luo, is the sole director and member.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the acquisition of NOWnews, Allan Chen resigned as our Chief Executive Officer and Chief Financial Officer on November 14, 2014 but remains Chairman of the Board of Directors. On the same day, we appointed Yi-Jong Shy as our Chief Executive Officer and director, Tsung-Chien Chiang as Chief Financial Officer, Yi Jen Lan as Chief Investor Relations Officer, En Ming Tseng and Shang- Hong Lin as director.

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of NOWnews.

Name	Age	Position	Appointment Date
Alan Chen	60	Chairman	November 11, 2013
En Ming Tseng	58	Director	November 14, 2014
Yi-Jong Shy	59	Chief Executive Officer and director	November 14, 2014
Tsung-Chien Chiang	55	Chief Financial Officer	November 14, 2014
Yi Jen Lan	45	Chief Investor Relation Officer	November 14, 2014
Shang-Hong Lin	40	Director	November 14, 2014
Ching-Fen Huang	43	Director	January 31, 2014

Alan Chen. For the past decade, Mr. Chen has been the chairman of the Chunghwa United Holdings Group, a consortium of multimedia companies actively involved in cable television, “5TV”, “NowNews”, “Airnet” and other global media ventures. We believe his experience qualifies him to serve as our officer and director.

En Ming Tseng. Mr. Tseng was appointed a director on November 14, 2014. He has been serving as Chairman of St John’s University since December 2009 and Chairman of Digivast Co, Ltd., a mobile application company, since January 2012. Prior to that, he served on the board of directors of Heima Vista Co. Ltd., an internet application solutions company from August 2004 through July 2014. He also served on the board of directors of St John’s University from September 2010 through May 2013. From July 2011 to December 2013, Mr. Tseng was a managing consultant at Jucheng Group, a training and consulting company. Mr. Tseng holds a bachelor’s degree in shipping and transportation management from National Taiwan Ocean University, an MBA from Bloomsburg University of Pennsylvania and a PhD in industrial training from University of Northern Iowa. We believe Mr. Tseng bring to the Board extensive industry experience and in-depth knowledge of internet and mobile application business.

Yi-Jong Shy. Mr. Shy was appointed Chief Executive Officer and a director on November 14, 2014. He has been the chief executive officer of Chunghwa United Group since 2008. Prior to that, he spent eight years at Fareastone Telecommunication serving as an executive vice president, primarily in charge of network operation and new business development. In addition, he also acted as the president of KGEX Co., Ltd. and Fareastron Co., Ltd., both of which are subsidiaries of Fareastone Telecommunication from 2005 to 2007. Mr. Shy has extensive experience in divisional and corporate business strategy planning, development and operations with a very solid technology background. He graduated from Feng-Cha University in Taiwan with a bachelor’s degree in Computer Science in 1980 and received his EMBA degree from Michigan University in 2001.

40

Tsung-Chien Chiang. Mr. Chiang was appointed our Chief Financial Officer on November 14, 2014. Since November 2011, Mr. Chiang has been working as the chief financial officer for Chunghwa United Group, a consortium of multimedia companies actively involved in internet and cable television and other global media ventures. He was the chief financial officer of Kimlan Food Co., Ltd., a food production company, from January 2010 through October 2010. Prior to that, Mr. Chiang served as senior financial manager at Airproduct & Chemical Co., Ltd., a company manufacturing specialty air products, for about eight years. Mr. Chiang received his bachelor’s degree in business from China Culture University in Taiwan in 1983.

Yi Jen Lan. Mr. Lan was appointed our Chief Investor Relation Officer on November 14, 2014. Mr. Lan also serves as executive director of NOWnews since July 2014 and the general manager of NOWnews from December 2010 to June 2014. In addition, he was the general manager for Chunghwa Wideband Best Network Co., Ltd., a related party to NOWnews, from November 2012 to September 2012. Prior to that, Mr. Lan was the general manager of Zhong Yi Marketing and Trading Co., Ltd., a company engaged in the LED lightening sales and marketing. Mr. Lan received his master’s degree in journalism from National Cheng Chi University in 1994 and his BA in journalism from Cheng Chi University.

Shang-Hong Lin. Mr. Lin was appointed a director on November 14, 2014 and has been serving as the chief science officer of Chunghwa United Group since May 2014. Mr. Lin was an adviser of Chunghwa Wideband Best Network Co., Ltd. from May 2013 to April 2014. Prior to that, he served as sales director at Zinwell Homepage Co., Ltd. from October 2008 to April 2014 and Interactive Video Technology Co., Ltd.from October 2005 to October 2013. Mr. Lin graduated from Chinese Culture University with a master’s degree in Sociolinguistics.

Ching-Fen Huang. Ms. Huang served as senior director of the Business Management Department at NOWnews from September 1, 2010 through August 31, 2014 and was the manager of the Financial and Accounting Department in Chunghwa United Group from May 1, 2008 through August 31, 2010. Before that, she supervised the Accounting Department of Era Digital Media Co., Ltd. from January 1, 2008 to April 28, 2008. Ms. Huang received her bachelor’s degree in accounting from Ming Chuan University in 1994. Ms. Huang was elected to our board of directors due to her rich financial and accounting experience in new media and internet companies.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Board Committees and Director Independence

We are not required to have any independent members of the Board of Directors. Our Board of Directors has determined that En Ming Tseng is independent under applicable SEC rules. As we do not have any board committees, the Board as a whole carries out the functions of audit, nominating and compensation committees.

41

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid to our principal executive officers for 2013 and 2012.

Name and Principal Position	Year	Salary (US$)	Option Awards (US$)	Total (US$)
Alan Chen	2013	0	0	0
Former Chief Executive Officer, Chief Financial Officer and director (1)	2012	0	0	0
Hans Van Niekerk	2013	0	0	0
Former President, Chief Executive Officer, Chief Financial Officer, and Director (2)	2012	0	0	0
Churyl Kylo	2013	0	0	0
Former President, Chief Executive Officer, Chief Financial Officer and Director (3)	2012	0	0	0

(1) On November 11, 2013, Mr. Chen was appointed director and officer of the Company. On November 14, 2014, Mr. Chen resigned as the Company’s officers but stays as Chairman of the Board.

(2) On November 11, 2013, Mr. Van Niekerk resigned as our officer and director.

(3) On July 25, 2013, Mr. Kylo resigned as our officer and director.

Employment Agreement

Yi-Jong Shy

Pursuant to the employment agreement that the Company and Mr. Shy entered into on November 14, 2014, Mr. Shy will be entitled to an annual salary of $6,000 for his services as Chief Executive Officer of the Company. The employment agreement has an initial term (the “Initial Term”) commencing as of November 14, 2014 and expiring on December 31, 2015, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty days’ notice prior to the expiration of the Initial Term or any one-year extension. In addition, Mr. Shy will be entitled to receive a stock option to purchase up to 15,000 shares of common stock of the Company if the Company reports a net income of $500,000 for the year ending December 31, 2015 (the “Performance Target”). All the shares underlying the options will vest immediately upon the Board of Director’s confirmation of the attaining of the Performance Target.

Tsung-Chien Chiang

Pursuant to the employment agreement that the Company and Mr. Chiang entered into on November 14, 2014, Mr. Chiang will be entitled to an annual salary of $6,000 for his services as Chief Financial Officer of the Company. The employment agreement has an initial term (the “Initial Term”) commencing as of November 14, 2014 and expiring on December 31, 2015, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty days’ notice prior to the expiration of the Initial Term or any one-year extension. In addition, Mr. Chiang will be entitled to receive a stock option to purchase up to 15,000 shares of common stock of the Company if the Performance Target is met. All the shares underlying the options will vest immediately upon the Board of Director’s confirmation of the attaining of the Performance Target.

Yi Jen Lan

Pursuant to the employment agreement that the Company and Mr. Lan entered into on November 14, 2014, Mr. Lan will be entitled to an annual salary of $6,000 for his services as Chief Investor Relations Officer of the Company. The employment agreement has an initial term (the “Initial Term”) commencing as of November 14, 2014 and expiring on December 31, 2015, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than thirty days’ notice prior to the expiration of the Initial Term or any one-year extension. In addition, Mr. Lan will be entitled to receive a stock option to purchase up to 5,000 shares of common stock of the Company if the Performance Target is met. All the shares underlying the options will vest immediately upon the Board of Director’s confirmation of the attaining of the Performance Target.

42

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

No director of the Company received any compensation for services as director during its last fiscal year.

Board Leadership Structure and Role in Risk Oversight

Since November 14, 2014, we have separated the roles of Chairman of the Board and Chief Executive Officer. Although the separation of roles has been appropriate for us during that time period, in the view of the board of directors, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

As Chairman of the Board, Mr. Chen serves as the primary liaison between the CEO and the Board and provides strategic input and counseling to the CEO. With input from other members of the board of directors and management, he presides over meetings of the board of directors. Mr. Chen has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. Our primary rationale for separating the positions of Board Chairman and the CEO is the recognition of the time commitments and activities required to function effectively as Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the board of directors to recruit senior executives into the CEO position with skills and experience that meet the board of director’s planning for the position who may not have extensive public company board experience.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors believes that establishing the right “tone at the top” and that full and open communication between executive management and the board of directors are essential for effective risk management and oversight. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company.

Code of Ethics

As of the date of this report, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a code of ethics as we develop our business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Mr. Alan Chen, the Company’s Chairman and a current Director and the former Chairman of NOWnews, is also the Chairman and legal representative of Chunghwa Wideband Best Network Co., Ltd. (“Chunghwa Wideband”), primary services provided by NOWnews to Chunghwa Wideband was advertisement space on NOWnews’ website and broadcasting right of the films owned by NOWnews. During the twelve months ended December 31, 2013, the total revenue resulted from providing advertisement space and broadcasting right amounted to $60,647 (NT$1,800,000) and $56,200 (NT$1,668,000), respectively. For the twelve months ended December 31, 2012, the total revenue resulted from providing broadcasting right amounted to $220,351 (NT$6,540,000). For the nine months ended September 30, 2014 and 2013, the sales to Chunghwa Widebank totaled to $15,177 and $134,064, respectively.

43

Due from Related Parties

The table below sets forth due from related parties for the fiscal years ended December 31, 2013 and 2012:

	December 31,	December 31,
	2013	2012
Due from Chunghwa Wideband Best Network Co., Ltd.	$144,213	$304,525
Due from Ms. Chiu-li Tu	85,824	-
Due from Mr. Alan Chen	9,772	-
Due from Youchu International Digital Technology Co., Ltd.	6,704	-
Due from Chunghwa United Co., Ltd.	2,213	-
Due from Jin Hao Kang Marketing Co., Ltd.	2,213	-
Due from Chunghwa United International Development Co., Ltd.	-	20,654
Total	$250,939	$325,179

Ms. Chiu-li Tu is currently the Director of Supervisory Committee of NOWnews. Mr. Chen and Ms. Tu are husband and wife. Mr. Chen is the Chairman and legal representative of Chunghwa Wideband, Youchu International Digital Technology Co., Ltd., and Chunghwa United International Development Co., Ltd. Ms. Tu is the Chairman, Director, and legal representative of Chunghwa United Group and Jin Hao Kang Marketing Co., Ltd. Due from related parties were unsecured, had no written agreement, due on demand with no maturity date, and bear no interest.

The table below sets forth due from related parties as of September 30, 2014 and December 31, 2013

	September 30,	December 31,
	2014	2013
Due from Chunghwa Wideband Best Network Co., Ltd.	$137,361	$144,213
Due from Youchu International Digital Technology Co., Ltd.	6,570	6,704
Due from Chunghwa United International Development Co., Ltd.	3,037	-
Due from Chunghwa United Co., Ltd.	2,168	2,213
Due from Wowtoday Co., Ltd.	1,726	-
Due from Ms. Chiu-li Tu	-	85,824
Due from Mr. Alan Chen	-	9,772
Due from Jin Hao Kang Marketing Co., Ltd.	-	2,213
Total	$150,862	$250,939

Wowtoday Co., Ltd. is owned by a family member of the shareholder who holds 35% of Nownews International. Due from related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

Due to Related Parties

The table below sets forth due to related parties for the fiscal years ended December 31, 2013 and 2012:

	December 31,	December 31,
	2013	2012
Due to Hwalian International Business Co., Ltd.	$5,707	$130
Due to Chunghwa United International Development Co., Ltd.	803	-
Due to Ms. Chiu-li Tu	-	141,136
Due to Mr. Alan Chen	-	103,270
Due to Chunghwa United Co., Ltd.	-	3,442
	$6,510	$247,978

Mr. Chen is the Chairman and legal representative of Hwalian International Business Co., Ltd. and Chunghwa United International Development Co., Ltd. Ms. Chiu-Li Tu is the Chairman, Director, and legal representative of Chunghwa United Co., Ltd. Due to related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

	September 30,	December 31,
	2014	2013
Due to Mr. Alan Chen	$472,206	$-
Due to Ms. Chiu-li Tu	331,527	-
Due to Jin Hao Kang Marketing Co., Ltd.	158,804	-
Due to Hwalian International Business Co., Ltd.	-	5,707
Due to Chunghwa United International Development Co., Ltd.	-	803
	$962,537	$6,510

44

Due to related parties were unsecured, had no written agreement, due on demand with no maturity date, and bearing no interest.

Guarantees

As of December 31, 2013 and 2012, Mr. Chen and Ms. Tu provided personal guarantees on short-term and long-term loans obtained by NOWnews. In addition, the property collateralized for the short-term and long-term loans is owned by Mr. Chen and Ms. Tu. As of September 30, 2014 and December 31, 2013, Mr. Chen and Ms. Tu provided personal guarantees on long-term loans obtained by the Company. In addition, the property collateralized for the long-term loans is owned by Mr. Chen and Ms. Tu.

In connection with the Share Exchange Agreement, Alan Chen and Chiu-Li Tu executed a personal guarantee in favor of the Company whereby they jointly and severally guarantee to make a cash payment to the Company in the amount of the net loss from operation of the Company, if any, within 15 business days of the date of the issuance of the audited financial statements of the Company for each of the fiscal years ended December 31, 2014 and 2015.

We have not adopted written policies and procedures specifically for related person transactions. Our Board of Directors is responsible to approve all related party transactions.

Director Independence

Our Board of Directors has determined that Tseng En Ming is currently “independent” as that term is defined under the applicable SEC rules.

LEGAL PROCEEDINGS

From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of copyrights and other intellectual property rights and other claims alleging defamation, invasion of privacy, or similar claims arising in connection with the news articles, pictures, and other contents published on the Company’s website.

Wang Matter

On April 4, 2010, Ms. Mei-hsin Wang filed a claim against NOWnews Network in the Taiwan Taipei District Court (the “Taipei District Court”) in connection to a news article NOWnews Network purchased from Eastern Television Co., Ltd. (“ETTV”). Ms. Wang claims that the news article published on NOWnews Network’s website contained a false statement that harms the reputation of Ms. Wang. Ms. Wang seeks approximately $66,378 (NT$2 million) in compensatory damages and newspaper apology from ETTV and NOWnews Network. On July 8, 2011, the Taipei District Court entered a judgment of first instance against ETTV and NOWnews Network in the amount of approximately $19,914 (NT$600,000).

On August 8, 2011, NOWnews Network appealed against the judgment of first instance to the Taiwan Superior Court (the “Superior Court”). On November 13, 2013, the Superior Court reversed the judgment of first instance and entered the judgment of second instance that NOWnews Network and ETTV shall pay the plaintiff approximately $9,957 (NT$300,000) and $9,957 (NT$300,000), respectively, and apologize on the newspapers specified.

In November, 2013, NOWnews Network filed a motion in the Supreme Court against the judgment of second instance. The Supreme Court denied the motion on December 19, 2013. NOWnews Network accrued contingent loss of approximately $9,957 (NT$300,000) for the year ended December 31, 2010. In addition, NOWnews Network accrued expenses related to the newspaper apology during the year ended December 31, 2013 in the amount of approximately $23,233 (NT$700,000).

Election Matter

On March 7, 2013, NOWnews Network received a letter from Taichung City Election Commission indicating the content of a news article published by NOWnews Network on January 17, 2013 appears to violate the Civil Servants Election And Recall Act of Taiwan On October 4, 2013, the Central Election Commission (the “CEC”) determined that NOWnews Network violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,595 (NT$500,000) and $16,595 (NT$500,000) on NOWnews Network and Mr. Shu-sen Chang, NOWnews Network’s legal representative and Chairman, respectively.

On November 4, 2013, NOWnews Network filed an appeal in the Administrative Appeal Committee under the Executive Yuan of Taiwan government against the decision of CEC based on the Taiwan Administrative Appeal Act. The Administrative Appeal Committee denied NOWnews Network’s appeal on February 14, 2014. NOWnews Network accrued contingent loss of approximately $33,640 (NT$1,000,000) during the nine months ended September 30, 2013.

45

Election Matter (Yamedia)

The news article published on January 17, 2013, as described in Election Matter was published simultaneously by one of NOWnews Network’s customers, Yamedia Inc. (“Yamedia”) based on the sales agreement between Yamedia and NOWnews Network. According to the agreement, if the news content provided by NOWnews Network violates any regulations or infringes on any copyrights, NOWnews Network shall be responsible for any losses Yamedia may occur.

On October 8, 2013, the CEC determined that Yamedia violated the Civil Servants Election And Recall Act and imposed a penalty of approximately $16,820 (NT$500,000) and $16,820 (NT$500,000) on Yamedia and the legal representative of Yamedia, respectively. Based on the above terms in the sales agreement, NOWnews Network shall compensate the losses of approximately $33,640 (NT$1,000,000) for such penalty. NOWnews Network accrued contingent loss of approximately $33,640 (NT$1,000,000) during the nine months ended September 30, 2013.

Lai Matter

On July 11, 2014, Ms. Xiu-qing Lai filed a claim against NOWnews Network and five other companies (the “Five Companies”) who are unrelated to the Company, in the Taiwan Tainan District Court (the “Tainan District Court”) in connection to a news article edited by NOWnews Network and published on July 19, 2012 on the website of NOWnews Network and five other websites owned by the Five Companies, respectively. Ms. Lai claims that the news article contained a false statement that harms the reputation of Ms. Lai. Ms. Lai seeks approximately $18,254 (NT$550,000) in compensatory damages from NOWnews Network, $58,081 in aggregate from (NT$1,750,000) the Five Companies, and newspaper apologies from NOWnews Network and the Five Companies. Based on the agreements entered by NOWnews Network and the Five Companies, if any news content provided by NOWnews Network violates any regulations or infringes on any copyrights, NOWnews Network shall be responsible for any losses that may occur.

On January 6, 2015, the plaintiff agreed to settle this legal matter with NOWnews Network outside of court. NOWnews Network agreed to pay the plaintiff $13,276 (NT$400,000) in compensatory damages, and the plaintiff agreed to revoke the claim against NOWnews Network and the Five Companies. NOWnews Network has accrued $13,276 (NT$400,000) of contingent loss in connection to this lawsuit settlement during the nine months ended September 30, 2014.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is quoted on the OTCQB under the symbol “NDMT”. There has not been any significant trading to date in the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Recent Sales of Unregistered Securities

Pursuant to the Share Exchange Agreement, we issued an aggregate of 20,000,000 shares of common stock to the shareholders of Worldwide on November 14, 2014. The issuance of the shares of our common stock to the shareholders of Worldwide was exempted from registration pursuant to Regulation S promulgated under the Act because the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that he is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, with a par value of $0.001 per share. As of November 14, 2014, there were 22,412,000 shares of our common stock issued and outstanding.  Our shares are held by 483 stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

46

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02   Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

47

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2014, concurrent with the acquisition, we adopted the fiscal year end of NOWnews, thereby changing our fiscal year end from October 31 to December 31. The audited financial statements for the new fiscal year will be reflected in our Annual Report on Form 10-K for the year ended December 31, 2014.

Item 5.06   Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the acquisition, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial statements of NOWnews are included following the signature page.

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited consolidated financial statements of Worldwide and its subsidiaries for the fiscal years ended December 31, 2013 and December 31, 2012.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited consolidated financial statements of Worldwide and its subsidiaries for the nine months ended September 30, 2014.

(b) Pro forma financial information.

Filed herewith as Exhibit 99.3 and incorporated herein by reference are the pro forma condensed combined financial statements of Worldwide and its subsidiaries and News Digital Media Technology Co. Ltd as of and for the 12 months ended December 31, 2013 and as of and for the nine month period ended September 30, 2014.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Company (1)
3.2	Certificate of Amendment of the Company (2)
3.3	Bylaws of the Company (1)
10.1	Share Exchange Agreement, dated November14, 2014, by and among the Company, Worldwide Media Investments Corp, NOWnews Network Co., Ltd., and the shareholders of Worldwide Media Investments Corp*
10.2	Personal Guarantee, dated November 14, 2014, by Alan Chen and Chiu-Li Tu (3)
10.3	Employment Agreement, dated November 14, 2014, by and between the Company and Yi-Jong Shy (3)
10.4	Employment Agreement, dated November 14, 2014, by and between the Company and Tsung Chien Chiang (3)
10.5	Employment Agreement, dated November 14, 2014, by and between the Company and Yi Jen Lan (3)
10.6	NOWnews Office Lease Agreement dated January 7, 2014, by and between the Company and Shin Kong Life Insurance Co., Ltd.(3)
99.1	Audited consolidated financial statements of Worldwide and its subsidiaries for the fiscal years ended December 31, 2013 and December 31, 2012 (3)
99.2	Unaudited consolidated financial statements of Worldwide and its subsidiaries for the nine months ended September 30, 2014*
99.3

Pro forma condensed combined financial statements of Worldwide and its subsidiaries and News Digital Media Technology Co. Ltd as of and for the year ended December 31, 2013 and as of and for the nine month period ended September 30, 2014*

 *Filed herewith.

(1) Incorporated by reference herein the exhibits to the Company’s Form S-1 filed on January 11, 2011.

(2) Incorporated by reference herein the exhibit to the Company’s Form 10-K filed on November 12, 2014.

(3) Incorporated by reference herein the exhibit to the Company’s Form 8-K filed on November 14, 2014.

48

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NowNews Digital Media Technology Co. Ltd.

Dated: January 9, 2015	By:	/s/ Yi-Jong Shy
Yi-Jong Shy
Chief Executive Officer

49